UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
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Alliance Data Systems Corporation

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ALLIANCE DATA SYSTEMS CORPORATION
17655 Waterview Parkway
Dallas, Texas 75252
(972) 348-5100

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2006

To the Stockholders of Alliance Data Systems Corporation:

We will hold the 2006 annual meeting of our stockholders at our corporate headquarters, 17655 Waterview Parkway, Dallas, Texas 75252 on Tuesday, June 6, 2006 at 10:00 a.m. (local time), for the following purposes:

(1)	the re-election of two class III directors;

(2)	the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2006; and

(3)	the transaction of such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Stockholders of record as of April 13, 2006 are the only stockholders entitled to vote at the meeting and any adjournments or postponements thereof. You are cordially invited to attend the meeting, but whether or not you expect to attend in person, we urge you to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope, or you may also grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the proxy card. If you are a registered holder and you have previously submitted a proxy and attend the annual meeting in person, you may revoke the proxy and vote in person on all matters submitted at the annual meeting.

Enclosed for your information is our Annual Report on Form 10-K/A for the year ended December 31, 2005.

By Order of the Board of Directors

Alan M. Utay
Corporate Secretary

April 28, 2006
Dallas, Texas

PROXY STATEMENT
PROPOSAL ONE: RE-ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
Directors, Executive Officers and Other Key Employees
DIRECTORS’ COMPENSATION
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL TWO: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INCORPORATION BY REFERENCE
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D

ALLIANCE DATA SYSTEMS CORPORATION
17655 Waterview Parkway
Dallas, Texas 75252

PROXY STATEMENT
2006 Annual Meeting of Stockholders
To Be Held On June 6, 2006

The board of directors of Alliance Data Systems Corporation is soliciting your proxy to vote at the 2006 annual meeting of stockholders to be held on June 6, 2006 at 10:00 a.m. (local time) and any adjournments or postponements of that meeting. The meeting will be held at our corporate headquarters, 17655 Waterview Parkway, Dallas, Texas 75252.

This proxy statement and the accompanying proxy card, notice of meeting, and annual report to our stockholders were first mailed on or about April 28, 2006 to all stockholders of record as of April 13, 2006. Our only voting securities are shares of our common stock of which there were 80,775,547 shares outstanding as of April 13, 2006. We will have a list of stockholders available for inspection for at least ten days prior to the annual meeting at our principal executive offices at 17655 Waterview Parkway, Dallas, Texas 75252 and at the annual meeting.

We are including our annual report to our stockholders, which contains our Annual Report on Form 10-K/A for the year ended December 31, 2005, with this proxy statement.

Questions and Answers About the Proxy Process

What is the purpose of holding this meeting?

We are holding the 2006 annual meeting of stockholders to re-elect two class III directors and to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2006. The director nominees, currently serving as class III directors, have been recommended by our nominating/corporate governance committee to our board of directors, and our board of directors has nominated the two nominees. The board of directors also recommends approval by our stockholders of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2006. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

How does the proxy process and stockholder voting operate?

The proxy process is the means by which corporate stockholders can exercise their rights to vote for the re-election of directors and other strategic corporate proposals. The notice of meeting and this proxy statement provide notice of a scheduled stockholder meeting, describe the directors presented for re-election, include information regarding the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2006, and include other information required to be disclosed to stockholders. The accompanying proxy card provides stockholders with a simple means to vote without having to attend the stockholder meeting in person.

By executing the proxy card, you authorize Edward J. Heffernan and Michael D. Kubic, and each of them, to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares of common stock as of the record date entitled to vote) must be represented at the meeting in person or by proxy. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is present so corporate business can be transacted. If a quorum is not present, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of our company or its stockholders.

Why did I receive these materials?

All of our stockholders as of the close of business on April 13, 2006, the record date, are entitled to vote at our 2006 annual meeting. We are required by law to distribute these proxy materials to all our stockholders as of the record date.

What does it mean if I receive more than one set of materials?

This means your ownership of shares is registered under different names. For example, you may own some shares directly as a “registered holder” and other shares through a broker in “street name,” or you may own shares through more than one broker. In these situations you may receive multiple sets of proxy materials. It is necessary for you either to attend in person (applies only if you are a “registered holder”) or indicate your vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards you receive in order to vote all of the shares you own. Each proxy card you received came with its own prepaid return envelope. If you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

If I own my shares through a broker, how is my vote recorded?

Brokers typically own shares of common stock for many stockholders. In this situation the “registered holder” on our stock register is the broker or its nominee. This often is referred to as holding shares in “street name.” The beneficial owners do not appear in our stockholder register. Therefore, for shares held in “street name,” distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform us how many of their clients are beneficial owners and we provide the broker with that number of proxy materials. Each broker then forwards the proxy materials to its clients who are beneficial owners to obtain their votes. When you receive proxy materials from your broker, the accompanying return envelope is addressed to return your executed proxy card to your broker. Shortly before the meeting, each broker totals the votes and submits a proxy card reflecting the aggregate votes of the beneficial owners for whom it holds shares.

How do I vote?

You may attend the annual meeting and vote your shares in person if you are a “registered holder.” You may also grant your proxy to vote by mail, by telephone or through the Internet by following the instructions included on the proxy card. To use one of these alternative voting procedures, follow the instructions on each proxy card that you receive. To grant your proxy to vote by mail, sign and date each proxy card you receive, indicating your voting preference on the proposal, and return each proxy card in the prepaid envelope that accompanied that proxy card. If you return a signed and dated proxy card but you do not indicate your voting preference, your shares, except for those shares you own in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, will be voted in favor of the director nominees and the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2006. If you hold shares in “street name,” you must vote by giving instructions to your broker or nominee. All outstanding shares of common stock represented by your signed and dated proxy card or for which you have provided instructions by an alternative voting procedure that are received by the deadline will be voted. For shares you own in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your proxy card or instructions must be received at the proxy tabulator, Computershare, by June 2, 2006. For all other shares that you own, the proxy card or instructions must be received in time for the annual meeting.

Does my vote matter?

Yes. Corporations are required to obtain stockholder approval for the election of directors and certain other important matters. Stockholder participation is not a mere formality. Each share of our common stock held on the record date is entitled to one vote, and every share voted has the same weight. It is also important that you vote to assure that a quorum is present so corporate business can be transacted.

What constitutes a quorum?

Unless a quorum is present at the annual meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The presence at the annual meeting, in person or by proxy, of stockholders holding a majority of our issued and outstanding shares of common stock as of the record date will constitute a quorum for the transaction of business at the 2006 annual meeting. Shares that are represented at the annual meeting but abstain from voting on any or all matters and “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as shares present and entitled to vote in determining whether a quorum is present at the annual meeting. If you own shares in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your shares will not be represented at the meeting for quorum purposes and the trustee cannot vote those shares if you do not provide a proxy with explicit directions. The inspector of election appointed for the annual meeting will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether a quorum is present, and count all votes and ballots.

What percentage of votes is required to re-elect directors and to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2006?

If a quorum is present, directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that the two nominees will be re-elected if they receive more affirmative votes than any other nominees. Votes marked “For” a nominee will be counted in favor of that nominee. Votes “Withheld” from a nominee have no effect on the vote since a plurality of the shares cast at the annual meeting is required for the re-election of each nominee. Stockholders may not abstain from voting with respect to the re-election of directors. Stockholders may not cumulate their votes with respect to the election of directors. If a quorum is present and a majority of the shares represented, in person or by proxy, and entitled to vote are in favor of Proposal Two, the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2006 will be ratified. Votes marked “For” Proposal Two will be counted in favor of ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2006. An “Abstention” with respect to Proposal Two will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “Abstention” will have the effect of a vote “Against” Proposal Two.

What is the effect of not voting?

The effect of not voting depends on how you own your shares. If you own shares as a “registered holder,” rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is present, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. If you own shares in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirements. As described in the answer to the following question, if you do not provide your broker with voting instructions, your broker may or may not vote your shares, depending upon the proposal.

If I do not vote, will my broker vote for me?

If you own your shares through a broker and you do not vote, your broker may vote your shares in its discretion on some “routine matters.” However, with respect to other proposals, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement. Proposals One and Two set forth in this proxy statement are routine matters on which brokers will be permitted to vote unvoted shares.

Is my vote confidential?

It is our policy that all stockholder meeting proxies, ballots and voting records that identify the particular vote of a stockholder are confidential. The vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an inspector of election, except (1) as necessary to meet applicable legal and stock exchange listing requirements, (2) to assert claims for or defend claims against us, (3) to allow the inspector of election to certify the results of the stockholder vote, (4) in the event of a contested proxy solicitation, (5) if a stockholder has requested that their vote be disclosed, or (6) to respond to stockholders who have written comments on proxy cards.

Can I revoke my proxy and change my vote?

You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a “registered holder,” your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252; (2) by submitting another valid proxy bearing a later date; or (3) by attending the meeting in person and giving the inspector of election notice that you intend to vote your shares in person. However, if your shares are held in “street name” by a broker, you must contact your broker in order to revoke your proxy.

Will any other business be transacted at the meeting? If so, how will my proxy be voted?

We do not know of any business to be transacted at the 2006 annual meeting other than the re-election of directors and ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2006, as described in this proxy statement. The period specified in our bylaws for submitting proposals to be considered at the meeting has passed and no proposals were submitted. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

Who counts the votes?

If you are a “registered holder,” your executed proxy card or your instructions provided by an alternative voting procedure will be returned or delivered directly to Computershare for tabulation. As noted above, if you hold your shares through a broker or trustee, your broker or trustee returns one proxy card to Computershare on behalf of its clients. Votes will be counted and certified by the inspector of election.

Will you use a soliciting firm to receive votes?

We use our transfer agent, their agents, and brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and employees for soliciting proxies. We will bear the entire cost of solicitation of proxies.

What is the deadline for submitting proposals to be considered for inclusion in the proxy statement for our 2007 annual meeting?

If any of our stockholders intends to present a proposal for consideration at the 2007 annual meeting, excluding the nomination of directors, and desires to have such proposal in the proxy statement and form of proxy distributed by the board of directors with respect to such meeting, such proposal must be in writing and received by us not later than December 29, 2006, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the Securities and Exchange Commission regarding stockholder proposals and our bylaws.

If any of our stockholders intends to present a proposal for consideration at the 2007 annual meeting, excluding the nomination of directors, without inclusion in the proxy statement and form of proxy, such stockholder must provide notice to us of such proposal. In accordance with our bylaws, in order to be timely submitted for the 2007 annual meeting, we must receive the notice no sooner than November 29, 2006, but not later than December 29, 2006.

A copy of our bylaws is available from our Corporate Secretary upon written request. Proposals should be directed to Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority with respect to proxies.

In addition, stockholders who wish to have their nominees for election to the board of directors considered by the nominating/corporate governance committee must comply with the nomination requirements set forth in our bylaws and the applicable rules and regulations of the SEC. Such nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to our Corporate Secretary not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed above, to our Corporate Secretary not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Such nominations will not be included in the proxy statement and form of proxy distributed by the board of directors. Each such notice must set forth (1) the name and address of the nominating stockholder, (2) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (3) the principal occupation or employment of each such nominee, (4) the number of shares of our common stock that are beneficially owned by each such nominee, (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934, as amended, (6) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected, and (7) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. Proposals should be addressed to: Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252.

PROPOSAL ONE: RE-ELECTION OF DIRECTORS

Our board of directors is divided into three classes, being divided as equally as possible with each class having a term of three years. Each year the term of office of one class expires. This year, the term of class III directors, currently consisting of two directors, expires. Our nominating/corporate governance committee has recommended to our board of directors and our board of directors has nominated each of the current class III directors, Robert A. Minicucci and J. Michael Parks, for re-election as a director, each to hold office for a term of three years until the annual meeting of stockholders in 2009 and until his respective successor is duly elected and qualified.

Mr. Heffernan and Mr. Kubic, and each of them, as proxies, will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Our board of directors has no reason to believe that any nominee will be unable to serve if elected. If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the two nominees will be re-elected if they receive more affirmative votes than any other nominees. Votes marked “For” a nominee will be counted in favor of that nominee. Votes “Withheld” from a nominee have no effect on the vote since a plurality of the shares cast at the annual meeting is required for the re-election of each nominee. Stockholders may not abstain from voting with respect to the re-election of directors. Stockholders may not cumulate their votes with respect to the election of directors.

The following sets forth information regarding each nominee, and the remaining directors who will continue in office after the annual meeting, including proposed committee memberships.

Class III Nominees for Re-Election to the Board of Directors
(Terms expiring in 2006; if re-elected, terms will expire in 2009)

ROBERT A. MINICUCCI has served as a director since August 1996. Mr. Minicucci is a partner with Welsh, Carson, Anderson & Stowe, joining the firm in August 1993. Before joining Welsh Carson, he served as senior vice president and chief financial officer of First Data Corporation from December 1991 to August 1993. Prior to joining First Data Corporation, Mr. Minicucci was treasurer and senior vice president of American Express Company. Mr. Minicucci is currently a director of Amdocs Limited, BancTec Inc., Global Knowledge Network, Headstrong, Ruesch International and Electronic Evidence Discovery. Mr. Minicucci holds a Bachelor’s degree from Amherst College and an MBA from Harvard Business School.

Committees: Compensation (Chair) and Executive

J. MICHAEL PARKS, chairman of the board of directors, chief executive officer and president, joined us in March 1997. Before joining us, Mr. Parks was president of First Data Resources, the credit card processing and billing division of First Data Corporation, from December 1993 to July 1994. Mr. Parks joined First Data Corporation in July 1976 where he gained increased responsibility for sales, service, operations and profit and loss management during his 18 years of service. Mr. Parks holds a Bachelor’s degree from the University of Kansas.

Committees: Executive

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE TWO NOMINEES.

Continuing Directors

Class I Directors
(Terms expiring in 2007)

LAWRENCE M. BENVENISTE, Ph.D.  has served as a director since June 2004. Dr. Benveniste has served as the Dean of Goizueta Business School at Emory University since July 2005. Dr. Benveniste served as the Dean of the Carlson School of Management at the University of Minnesota from January 2001 to July 2005, and prior to January 2001 he was an associate dean, the chair of the finance department, and a professor of finance at the Carlson School of Management. He previously served on the faculties of Boston College, Northwestern University, the University of Pennsylvania, the University of Rochester and the University of Southern California. Dr. Benveniste is currently a director of Rimage Corporation. Dr. Benveniste holds a Bachelor’s degree from the University of California at Irvine and a Ph.D. in Mathematics from the University of California at Berkeley.

Committees: Compensation

D. KEITH COBB has served as a director since June 2004. Mr. Cobb has served as a business consultant and strategic advisor for a number of companies since 1996. Mr. Cobb completed a six-year term on the Board of the Federal Reserve Bank of Atlanta, Miami Branch in 2002. He spent 32 years as a practicing certified public accountant for KPMG, LLP, including as the National Managing Partner — Financial Services and as a senior member of the firm’s management committee. Mr. Cobb was vice chairman and chief executive officer of Alamo Rent-a-Car, Inc. from 1995 until its sale in 1996. Mr. Cobb is currently a director of BankAtlantic Bancorp, Inc., BFC Financial Corp., RHR International, Inc., United Way of Broward Co., and the Wayne Huizenga Graduate School of Business and Entrepreneurship at Nova Southeastern University. Mr. Cobb holds a Bachelor’s degree from the University of Southern Mississippi.

Committees: Audit (Chair, commencing June 5, 2006) and Nominating/Corporate Governance

KENNETH R. JENSEN has served as a director since February 2001. Mr. Jensen has been executive vice president, chief financial officer, treasurer, assistant secretary and a director of Fiserv, Inc., a public company engaged in data processing outsourcing, since July 1984. He was named senior executive vice president of Fiserv in 1986. Mr. Jensen holds a Bachelor’s degree from Princeton University in Economics, an MBA from the University of Chicago in Accounting, Economics and Finance and a Ph.D. from the University of Chicago in Accounting, Economics and Finance.

Committees: Audit (Chair, through June 5, 2006) and Executive

Class II Directors
(Terms expiring in 2008)

BRUCE K. ANDERSON has served as a director since August 1996. Since March 1979, he has been a partner and co-founder of the investment firm Welsh, Carson, Anderson & Stowe. Prior to that, he spent nine years with ADP where, as executive vice president and a member of the board of directors, he was active in corporate development and general management. Before joining ADP, Mr. Anderson spent four years in computer marketing with IBM and two years in consulting. Mr. Anderson is currently a director of Amdocs Limited and Headstrong. He holds a Bachelor’s degree from the University of Minnesota.

Committees: Nominating/Corporate Governance

ROGER H. BALLOU has served as a director since February 2001. Mr. Ballou has been the chief executive officer and a director of CDI Corporation, a public company engaged in providing staffing and outsourcing services, since October 2001. He was a self-employed consultant from October 2000 to October 2001. Before that time, Mr. Ballou had served as chairman and chief executive officer of Global Vacation Group, Inc. from April 1998 to September 2000. Prior to that, he was a senior advisor for Thayer Capital Partners from September 1997 to April 1998. From April 1995 to August 1997, he served as vice chairman and chief marketing officer, then as president and chief operating officer, of Alamo Rent-a-Car, Inc. Mr. Ballou holds a Bachelor’s degree from the Wharton School of the University of Pennsylvania and an MBA from the Tuck School of Business at Dartmouth.

Committees: Audit, Nominating/Corporate Governance (Chair) and Executive

E. LINN DRAPER, JR., Ph.D.  has served as a director since February 2005. He has served in an executive and directoral capacity for a number of companies since 1980. Dr. Draper was chairman of the board of American Electric Power for 11 years until his retirement from AEP in 2004, and served as president and chief executive officer of AEP from 1993 to 2003. He was the president of the Ohio Valley Electric Corporation from 1992 until 2004, and was the chairman, president and chief executive officer of Gulf States Utilities from 1987 to 1992. Dr. Draper is a director of Sprint Corporation, Alpha Natural Resources, LLC, NorthWestern Corporation and Temple-Inland Inc. Dr. Draper also serves on the Cornell University Council Board and the University of Texas Engineering Foundation Council. He holds two Bachelor’s degrees from Rice University and a Doctorate from Cornell University.

Committees: Compensation

CORPORATE GOVERNANCE

Board of Directors and Committees

We are managed under the direction of our board of directors. Under our bylaws, the size of our board of directors may be between six and twelve. We currently have eight directors, including seven non-employee directors. Assuming the stockholders approve Proposal One: Re-Election of Directors, we will continue to have eight directors, including seven non-employee directors.

Our board of directors is divided into three classes of directors, and each class serves a three year term. Our board of directors presently has four committees, consisting of the audit committee, the compensation committee, the nominating/corporate governance committee and the executive committee. The charters for the committees, as well as our corporate governance guidelines and our Codes of Ethics for our Senior Financial Executives, CEO and Directors, are posted on our web site at http://www.alliancedatasystems.com. The charters are attached hereto as Exhibits A, B, C and D. These documents are available free of charge to any stockholder from our Corporate Secretary upon written request. Requests should be addressed to: Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252.

During 2005, the board of directors met 12 times, the audit committee met 12 times, the compensation committee met eight times and the nominating/corporate governance committee met three times. Each of our directors attended at least 75% of the meetings of the board of directors and their respective committees, except for Mr. Anderson, who attended 67% of the meetings of the board of directors, and Mr. Cobb, who attended 67% of the meetings of the nominating/corporate governance committee.

Audit Committee

The audit committee currently consists of Kenneth R. Jensen, Roger H. Ballou and D. Keith Cobb. Mr. Cobb will serve as chairman of the audit committee, effective June 5, 2006. The primary function of the audit committee is to assist our board of directors in fulfilling its oversight responsibilities by reviewing (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent accountant’s qualifications and independence, and (4) the performance of our internal audit department and the independent accountant. In addition, the audit committee has sole responsibility to (1) prepare the audit committee report required by the SEC for inclusion in our annual proxy statement, (2) appoint, retain, compensate, evaluate and terminate our independent accountant, (3) approve audit and permissible non-audit services to be performed by our independent accountant, and (4) establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding any questionable accounting or auditing matters. The audit committee adopted and will periodically review the written charter that specifies the scope of the audit committee’s responsibilities. Our audit committee members do not simultaneously serve on the audit committees of more than two other public companies.

The audit committee includes at least three independent members of our board of directors as such independence is defined by applicable requirements of the New York Stock Exchange, the Sarbanes-

Oxley Act of 2002, and rules and regulations of the SEC. As determined by our board of directors, each member of the audit committee is financially literate and at least one member is an audit committee financial expert as defined by the SEC, with accounting or related financial management expertise as required by the New York Stock Exchange. Each of Mr. Cobb, who will serve as chairman of the audit committee effective June 5, 2006, and Mr. Jensen, the current chairman, is an audit committee financial expert, as defined by the SEC, because he has an understanding of generally accepted accounting principles (GAAP) and financial statements. Each of Mr. Cobb and Mr. Jensen has the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves. Each has experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities. Each of Mr. Cobb and Mr. Jensen has an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions. Each acquired these attributes through education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions. Each has also had experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

Compensation Committee

The compensation committee currently consists of Lawrence M. Benveniste, E. Linn Draper, Jr. and Robert A. Minicucci. Assuming the stockholders approve Proposal One: Re-Election of Directors, the compensation committee will continue to consist of Lawrence M. Benveniste, E. Linn Draper, Jr. and Robert A. Minicucci, and Mr. Minicucci will continue to serve as chairman of the compensation committee. The compensation committee reviews management compensation levels, sets salaries and other compensation for our senior executive officers, including bonuses and incentive plans, and recommends such matters to the board of directors with respect to our chief executive officer, and administers specific matters with respect to our equity compensation plans. The compensation committee consists of non-employee directors who are independent as defined by applicable requirements of the New York Stock Exchange, the SEC, and the Internal Revenue Service. None of the members is an executive officer of another company in which one of our executive officers holds a director position.

Nominating/Corporate Governance Committee

The nominating/corporate governance committee currently consists of Bruce K. Anderson, Roger H. Ballou and D. Keith Cobb. The nominating/corporate governance committee will continue to consist of Bruce K. Anderson, Roger H. Ballou and D. Keith Cobb, and Mr. Ballou will continue to serve as chairman of the nominating/corporate governance committee. The primary functions of the nominating/corporate governance committee are to (1) assist the board of directors by identifying individuals qualified to become board members and to recommend to the board of directors the director nominees for the next annual meeting of stockholders (or to fill vacancies), (2) recommend to the board of directors the director nominees for each committee, (3) develop and recommend to the board of directors a set of corporate governance principles applicable to us and to re-evaluate these principles on an annual basis, and (4) lead the board of directors in its annual review of both the board of directors’ performance and the Corporate Governance Guidelines. The nominating/corporate governance committee develops criteria for the selection of directors, including procedures for reviewing potential nominees proposed by stockholders. The nominating/corporate governance committee reviews with the board of directors the desired experience, mix of skills and other qualities to assure appropriate board of directors composition, taking into account the current directors and the specific needs of our company and the board of directors. The nominating/corporate governance committee also reviews and monitors the size and composition of the board of directors and its committees to ensure that the requisite number of directors are “independent directors,” “non-employee directors” and “outside directors” within the meaning of any rules and laws applicable to us. The members of the nominating/corporate governance committee are independent as defined by applicable requirements of the New York Stock Exchange, and rules and regulations of the SEC.

How does the board of directors identify candidates for nomination to the board of directors?

The nominating/corporate governance committee identifies nominees by first evaluating the current members of our board of directors willing to continue in service. Current members of our board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective. The nominating/corporate governance committee has two primary methods, other than those proposed by our stockholders, as discussed below, for identifying new candidates for possible inclusion in our recommended slate of director nominees. First, on a periodic basis, the nominating/corporate governance committee solicits ideas for possible candidates from a number of sources — members of our board of directors, our senior level executives, individuals personally known to the members of the board of directors, and research, including database or Internet searches.

Second, the nominating/corporate governance committee may from time to time use its authority under its charter to retain, at our expense, one or more third-party search firms to identify candidates. If the nominating/corporate governance committee retains one or more search firms, they may be asked to identify possible candidates who meet the minimum and desired qualifications, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the board of directors, the nominating/corporate governance committee and each candidate during the screening and evaluation process, and thereafter to be available for consultation as needed by the nominating/corporate governance committee.

In addition to the methods described above, any of our stockholders entitled to vote for the election of directors may nominate one or more persons for election to our board of directors at an annual meeting of stockholders if the stockholder complies with the nomination requirements set forth in our bylaws and the applicable rules and regulations of the SEC. Such nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to our Corporate Secretary not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed above, to our Corporate Secretary not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Such nominations will not be included in the proxy statement and form of proxy distributed by the board of directors. Each such notice must set forth (1) the name and address of the nominating stockholder, (2) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (3) the principal occupation or employment of each such nominee, (4) the number of shares of our common stock that are beneficially owned by each such nominee, (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934, as amended, (6) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected, and (7) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. Proposals should be addressed to: Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252.

How does the board of directors evaluate candidates for nomination to the board of directors?

The nominating/corporate governance committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.

Once the nominating/corporate governance committee has identified a candidate, the nominating/corporate governance committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on information provided to the nominating/corporate governance committee with the recommendation of the candidate, as well as the nominating/corporate governance committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional board members to fill vacancies or expand the size of the board of directors and the likelihood that the candidate can satisfy the minimum and desired qualifications set forth in the Corporate Governance Guidelines, as posted on our web site at http://www.alliancedatasystems.com, as well as the applicable qualification requirements of the New York Stock Exchange and the SEC. There are no firm prerequisites to qualify as a candidate for our board of directors, but we seek a diverse group of candidates who possess the background, knowledge, experience, skill sets, and expertise that would strengthen and increase the diversity of the board of directors. We seek those individuals with time to make a significant contribution to the board of directors, to our company, and to our stockholders. Each member of our board of directors is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. Directors are expected to attend meetings of the board of directors and the board committees on which they serve and to spend the time needed to prepare for meetings. If the nominating/corporate governance committee determines, in consultation with the chairman of the board of directors and other board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the nominating/corporate governance committee.

The nominating/corporate governance committee also considers such other relevant factors as it deems appropriate, including the current composition of the board of directors, the balance of management and independent directors and the need for audit committee expertise. In connection with this evaluation, the nominating/corporate governance committee determines whether to interview the candidate, and if warranted, one or more members of the nominating/corporate governance committee, and others as appropriate, will interview candidates in person or by telephone. After completing this evaluation and interview, and the evaluations of other candidates, the nominating/corporate governance committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board of directors, and the board of directors determines the nominees to be recommended to our stockholders after considering the recommendation and report of the nominating/corporate governance committee.

Executive Committee

The executive committee currently consists of Roger H. Ballou, Kenneth R. Jensen, Robert A. Minicucci and J. Michael Parks. Assuming the stockholders approve Proposal One: Re-Election of Directors, the executive committee will continue to consist of Roger H. Ballou, Kenneth R. Jensen, Robert A. Minicucci and J. Michael Parks. The executive committee has the authority to approve acquisitions, divestitures, capital expenditures and leases that were not included in the budget approved by the board of directors, with a total cost of up to $10 million, provided that prior notice of all acquisitions is given to the full board of directors. The executive committee did not meet during 2005.

Executive Session

We regularly conclude our board of directors’ meetings with executive sessions. After all non-directors leave the board of directors meeting, Mr. Parks leads the board of directors in a director-only executive session. After Mr. Parks leaves the meeting, Mr. Minicucci then leads the non-management members of the board of directors in an executive session.

Stockholder Communications

The board of directors provides a process for stockholders to send communications to the board of directors or any individual director. Stockholders may forward communications to the board of directors or any individual director through the Corporate Secretary. Communications should be addressed to Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252. All communications will be compiled by the office of the Corporate Secretary and submitted to the board of directors or the individual directors on a periodic basis. Stockholders may also submit questions or comments, on an anonymous basis if desired, to the board of directors through our Ethics and Compliance Hotline at (877) 217-6218. Concerns relating to accounting, internal control over financial reporting or auditing matters will be brought to the attention of the audit committee and handled in accordance with our procedures with respect to such matters. We welcome and encourage stockholder communication with the board of directors. It is our policy that the directors who are up for re-election at the annual meeting attend the annual meeting, and we encourage all directors to attend the annual meeting if possible. All directors, including those up for re-election at the annual meeting, attended the 2005 annual meeting of stockholders.

Director Independence

We have adopted general standards for determination of director independence. For a director to be deemed independent, the board of directors must affirmatively determine that the director has no material relationship with us or our affiliates or any member of our senior management or his or her affiliates. This determination is disclosed in the proxy statement for each annual meeting of our stockholders. In making this determination, the board of directors applies the following standards:

•	A director who is an employee, or whose immediate family member is an executive officer, of our company may not be deemed independent until three years after the end of such employment relationship. Employment as an interim chairman or chief executive officer will not disqualify a director from being considered independent following that employment.

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from our company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent until three years after he or she ceases to receive more than $100,000 in compensation. Compensation received by a director for former service as an interim chairman, chief executive officer or other executive officer and compensation received by an immediate family member for service as a non-executive employee for us will not be considered in determining independence under this test.

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal auditor or independent accountant of ours may not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our current executive officers serve on that company’s compensation committee may not be deemed independent until three years after the end of such service or the employment relationship.

•	A director who is an executive officer, general partner or employee, or whose immediate family member is an executive officer or general partner, of an entity that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent until three years after falling below that threshold.

For relationships not covered by the guidelines above, the determination of whether the relationship is material and, therefore, whether the director would be independent, is made by the board of directors.

The board of directors annually reviews the independence of its non-employee directors. Directors have an affirmative obligation to inform the board of directors of any material changes in their circumstances or relationships that may impact their designation as “independent.”

The board of directors undertook a review of director independence and considered transactions and relationships between each of the nominees (including their immediate family members) and directors (including their immediate family members), and us (including our subsidiaries and our senior management). As a result of this review, the board of directors affirmatively determined that, as of the record date for the 2006 annual meeting, none of Messrs. Anderson, Ballou, Benveniste, Cobb, Draper, Jensen or Minicucci has a material relationship with us and, therefore, each is independent as defined by the rules and regulations of the SEC and the listing standards of the New York Stock Exchange and Internal Revenue Service Section 162(m).

Code of Ethics

We have adopted codes of ethics that apply to our chief executive officer, chief financial officer, financial executives and board of directors. The Alliance Data Systems Code of Ethics for Senior Financial Executives and CEO and the Code of Ethics for members of the board of directors are posted on our web site, found at http://www.alliancedatasystems.com (we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from a provision of this code of ethics, if any, by posting such information on our web site).

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors assists the board of directors in fulfilling its oversight responsibilities by reviewing (1) the integrity of the company’s financial statements, (2) the company’s compliance with legal and regulatory requirements, (3) the independent accountant’s qualifications and independence, and (4) the performance of the company’s internal audit department. The audit committee appoints, compensates, and oversees the work of the independent accountant. The audit committee reviews with the independent accountant the plans and results of the audit engagement, approves and pre-approves professional services provided by the independent accountant, considers the range of audit and non-audit fees, and reviews the adequacy of the company’s financial reporting process. The audit committee met with the independent accountant without the presence of any of the other members of the board of directors or management and met with the full board of directors without the presence of the independent accountant to help ensure the independence of the independent accountant. The board of directors has adopted a written charter for the audit committee, attached to this proxy statement as Exhibit A and posted at http://www.alliancedatasystems.com.

The audit committee obtained from the independent accountant, Deloitte & Touche LLP, a formal written statement describing all relationships between the company and the independent accountant that might bear on the accountant’s independence. Consistent with the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, the audit committee has satisfied itself that the non-audit services provided by the independent accountant are compatible with maintaining the independent accountant’s independence. The audit committee reviewed with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. The lead audit partner having primary responsibility for the audit and the concurring audit partner will be rotated at least every five years. The audit committee also discussed with management, internal audit, and the independent accountant the quality and adequacy of the company’s disclosure controls and procedures. In addition, the audit committee reviewed with internal audit the risk-based audit plan, responsibilities, budget, and staffing.

The audit committee reviewed and discussed with management, internal audit and the independent accountant the company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee discussed the classification of deficiencies under standards established by the Public Company Accounting Oversight Board (United States). Management determined and the independent accountant concluded that no identified deficiency, nor the aggregation of same, rose to the level of a material weakness based on the independent accountant’s judgment.

The audit committee reviewed and discussed with management and the independent accountant the audited financial statements for the year ended December 31, 2005. Management has the responsibility for the preparation of the financial statements and the reporting process. The independent accountant has the responsibility for the examination of the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. Based on this review and discussions with management and the independent accountant, the audit committee recommended to the board of directors that the audited financial statements be included in Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2005, as filed with the SEC.

This report has been furnished by the current members of the audit committee.

Kenneth R. Jensen, Chair
Roger H. Ballou
D. Keith Cobb

Directors, Executive Officers and Other Key Employees

The following table sets forth the name, age and positions of each of our directors, nominees for director, executive officers, business unit presidents and other key employees as of April 13, 2006:

Name	Age	Positions

J. Michael Parks	55	Chairman of the Board of Directors, Chief Executive Officer and President
Bruce K. Anderson	66	Director
Roger H. Ballou	55	Director
Lawrence M. Benveniste, Ph. D.	55	Director
D. Keith Cobb	65	Director
E. Linn Draper, Jr., Ph.D.	64	Director
Kenneth R. Jensen	62	Director
Robert A. Minicucci	53	Director
Ivan M. Szeftel	52	Executive Vice President and President, Retail Credit Services
John W. Scullion	48	Executive Vice President and President, Loyalty and Marketing Services
Edward J. Heffernan	43	Executive Vice President and Chief Financial Officer
Dwayne H. Tucker	49	Executive Vice President and President, Utility and Transaction Services
Alan M. Utay	41	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Daniel P. Finkelman	50	Executive Vice President, Corporate Development and Innovation
Transient C. Taylor	40	Executive Vice President, Human Resources
Robert P. Armiak	44	Senior Vice President and Treasurer
Barry R. Carter	43	Senior Vice President and Information Technology Officer
Michael D. Kubic	50	Senior Vice President, Corporate Controller and Chief Accounting Officer
Richard E. Schumacher, Jr.	39	Senior Vice President, Tax

IVAN M. SZEFTEL, executive vice president and president, Retail Credit Services, joined us in May 1998. Before joining us, he served as a director and chief operating officer of Forman Mills, Inc. from November 1996 to February 1998. Prior to that, he served as executive vice president and chief financial officer of Charming Shoppes, Inc. from November 1981 to January 1996. Mr. Szeftel holds Bachelor’s and graduate degrees from the University of Cape Town and is a Certified Public Accountant in the State of Pennsylvania.

JOHN W. SCULLION, executive vice president and president, Loyalty and Marketing Services, joined The Loyalty Group in October 1993. Prior to becoming president, he served as chief financial officer for The Loyalty Group. Prior to that, he served as chief financial officer of The Rider Group from September 1988 to October 1993. Mr. Scullion holds a Bachelor’s degree from the University of Toronto. He is a Chartered Accountant in the Province of Ontario.

EDWARD J. HEFFERNAN, executive vice president and chief financial officer, joined us in May 1998. Before joining us, he served as vice president, mergers and acquisitions for First Data Corporation from October 1994 to May 1998. Prior to that, he served as vice president, mergers and acquisitions for Citicorp from July 1990 to October 1994, and prior to that he served in corporate finance at Credit Suisse First Boston from June 1986 until July 1990. Mr. Heffernan is currently a director and the chair of the audit committee of VALOR Communications Group, Inc. Mr. Heffernan holds a Bachelor’s degree from Wesleyan University and an MBA from Columbia Business School.

DWAYNE H. TUCKER, executive vice president and president, Utility and Transaction Services, joined us in June 1999. From June 1999 until September 2003, he served as executive vice president and chief administrative officer. Before joining us, he served as vice president of human resources for Northwest Airlines from February 1998 to February 1999 and as senior vice president of human resources for First Data Corporation from March 1990 to February 1998. Mr. Tucker holds a Bachelor’s degree from Tennessee State University.

ALAN M. UTAY, executive vice president, general counsel, chief administrative officer and secretary, joined us in September 2001. He is responsible for legal, internal audit, compliance, corporate administration, corporate communications and risk management. Before joining us, he served as a partner at Akin Gump Strauss Hauer & Feld LLP, where he practiced law since October 1990. Mr. Utay holds a Bachelor’s degree from the University of Texas and a J.D. from the University of Texas School of Law.

DANIEL P. FINKELMAN, executive vice president, corporate development and innovation, joined us in July 2004. His responsibilities also include corporate marketing. From January 1998 to July 2004 he served as a director of the company. Mr. Finkelman was employed with Limited Brands as a senior vice president from August 1996 until March 2004. He was self-employed as a consultant from February 1996 to August 1996 and he served as executive vice president of marketing for Cardinal Health, Inc. from May 1994 to February 1996. Prior to that, he was a partner with McKinsey & Company where he was co-leader of the firm’s marketing practice. Mr. Finkelman holds a Bachelor’s degree from Grinnell College and graduated as a Baker Scholar at Harvard Business School.

TRANSIENT C. TAYLOR, executive vice president, human resources, joined us in August 2005. He is responsible for directing all human resource activities. Before joining us, he served as vice president of human resources for The Home Depot from 2001 to July 2005. Prior to that, he served as director of human resources for Raytheon Telecommunications from 1999 to 2001. Additionally, Mr. Taylor has held senior human resources positions with Westinghouse Electric Corporation and BellSouth Personal Communications. Mr. Taylor holds a Bachelor’s degree and MPA from West Virginia University.

ROBERT P. ARMIAK, senior vice president and treasurer, joined us in February 1996. He is responsible for cash management, hedging strategy, financial risk management and capital structure. Before joining us, he held several positions, including most recently treasurer at FTD Inc. from August 1990 to February 1996. Mr. Armiak holds a Bachelor’s degree from Michigan State University and an MBA from Wayne State University.

BARRY R. CARTER, senior vice president and information technology officer, joined us in August 2004. He is responsible for the information technology solutions group and remittance processing shared service. Before joining us, Mr. Carter served as senior vice president of portfolio management at United Healthcare. Prior to that, he served as chief information officer of Capital One Auto Finance from August 2000 to May 2004. Additionally, Mr. Carter has held senior executive IT positions with AMR, Sabre and AirTran Airways. Mr. Carter holds a Bachelor’s degree from East Carolina University and an MBA from Syracuse University.

MICHAEL D. KUBIC, senior vice president, corporate controller and chief accounting officer, joined us in October 1999. Before joining us, he served as vice president of finance for Kevco, Inc. from March 1999 to October 1999. Prior to that he served as vice president and corporate controller for BancTec, Inc. from September 1993 to February 1998. Mr. Kubic holds a Bachelor’s degree from the University of Massachusetts and is a Certified Public Accountant in the State of Texas.

RICHARD E. SCHUMACHER, JR., senior vice president of tax, joined us in October 1999. He is responsible for corporate tax affairs. Before joining us, he served as tax senior manager for Deloitte & Touche LLP from 1989 to October 1999 where he was responsible for client tax services and practice management and was in the national tax practice serving the banking and financial services industry. Mr. Schumacher holds a Bachelor’s degree from Ohio State University and a Master’s degree from Capital University Law and Graduate School and is a Certified Public Accountant in the State of Ohio.

DIRECTORS’ COMPENSATION

Members of our board of directors who are also officers or employees of our company do not receive compensation for their services as directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred while serving on the board of directors and any committee of the board of directors. Non-employee director compensation includes an annual cash retainer of $30,000, a cash fee per board of directors meeting of $1,500, a cash fee per committee meeting of $1,000, a cash fee per meeting for committee chairs of $1,500, and an annual equity grant valued at $80,000, delivered 70% in nonqualified stock options and 30% in stock (the options are valued using the Black-Scholes or Binomial valuation method). The annual cash retainers and equity grants are paid at the beginning of the director’s service year, and prior year meeting fees will be paid at the end of the service year. Non-employee directors may not transfer the stock until one year after their service on the board of directors terminates. Based on certain assumptions regarding the expected number of meetings, we target a 35% cash and 65% equity mix for non-employee director compensation, with total non-employee director compensation between the 50th and 75th percentile of comparable public companies. We feel this approach to non-employee director compensation is appropriate because (1) we are a public company, (2) there is an increased focus on corporate governance and could be a corresponding drain to the available talent pool for directors, (3) the market has increased the focus on cash versus equity compensation generally, and (4) we want to align our non-employee director compensation plan with our executive compensation plans. We intend to offer our directors the option to defer up to 100% of their cash compensation under our Executive Deferred Compensation Plan beginning in 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual and long-term compensation for the years ended December 31, 2003, 2004, and 2005 for our chief executive officer and our four other most highly compensated executive officers.

				Long Term
				Compensation
					Securities
					Underlying	All Other
		Annual Compensation		Restricted Stock	Options,	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Awards ($)(2)(3)(4)	SARs(#)	($)(5)

J. Michael Parks	2005	$800,000	$1,274,368	$2,662,330	58,626	$207,617
Chairman of the Board,	2004	$632,500	$933,768	$1,121,521	129,291	$185,045
Chief Executive Officer and President	2003	$575,000	$749,225	$448,424	106,203	$49,603
Ivan M. Szeftel	2005	$440,000	$756,723	$1,541,236	27,113	$92,379
Executive Vice President and President,	2004	$400,000	$442,800	$199,859	42,103	$58,218
Retail Credit Services	2003	$370,000	$399,041	$179,552	42,528	$32,915
John W. Scullion(6)	2005	$521,035	$594,232	$988,250	45,563	$45,897
Executive Vice President and President,	2004	$417,901	$413,555	$164,902	34,735	$5,705
Loyalty and Marketing Services	2003	$350,108	$336,977	$150,836	35,723	$16,378
Edward J. Heffernan	2005	$370,000	$471,336	$1,309,844	19,337	$59,750
Executive Vice President and	2004	$330,000	$372,801	$164,902	34,735	$46,072
Chief Financial Officer	2003	$300,000	$295,520	$143,651	34,022	$23,443
Dwayne H. Tucker	2005	$360,192	$458,466	$1,765,878	20,974	$124,864
Executive Vice President and President,	2004	$320,000	$350,170	$159,912	33,682	$56,841
Utility and Transaction Services	2003	$285,000	$234,064	$140,071	33,171	$24,853

(1)	Bonuses represent amounts earned by each named executive officer during the referenced year, although paid in the following year. Bonuses are determined based upon the achievement of various financial, operational, and individual objectives. The bonus earned by Mr. Tucker in 2005 includes a special one-time performance bonus in the amount of $125,000.

(2)	Amounts in this column reported for 2005 represent the value of the following performance-based and time-based restricted stock awards issued in February 2005 at $41.32 per share: 21,105 shares of performance-based restricted stock and 43,327 shares of time-based restricted stock to Mr. Parks; 9,761 shares of performance-based restricted stock and 27,539 shares of time-based restricted stock to Mr. Szeftel; 7,514 shares of performance-based restricted stock and 16,403 shares of time-based restricted stock to Mr. Scullion; 6,961 shares of performance-based restricted stock and 24,739 shares of time-based restricted stock to Mr. Heffernan; and 5,893 shares of performance-based restricted stock and 23,671 shares of time-based restricted stock to Mr. Tucker. The amount in this column reported for 2005 for Mr. Tucker also includes the value of the following performance-based and time-based restricted stock awards issued as a special one-time performance bonus in March 2005 at $40.82 per share: 8,667 shares of performance-based restricted stock and 4,667 shares of time-based restricted stock. Using the closing price of our stock as of December 31, 2005, $35.60, the value of those awards as of December 31, 2005 was $2,293,779 for Mr. Parks, $1,327,880 for Mr. Szeftel, $851,445 for Mr. Scullion, $1,128,520 for Mr. Heffernan, and $1,527,169 for Mr. Tucker.

The performance-based restricted stock awards granted in February 2005 vested on March 31, 2006, based on the performance of the company relative to the S&P 500 measured as of December 31, 2005 and approval from our compensation committee and board of directors and, based on the terms of the awards, the shares that vested were as follows: 23,849 shares to Mr. Parks; 11,030 shares to Mr. Szeftel; 8,491 shares to Mr. Scullion; 7,866 shares to Mr. Heffernan; and 6,659 shares to Mr. Tucker. Performance-based restricted stock shares granted in March 2005 to Mr. Tucker also vested on March 31, 2006, based on the performance of the company relative to the S&P 500 measured as of December 31, 2005 and approval from our compensation committee and board of directors and, based on the term of the award, 1,884 shares vested. The remaining 7,000 shares of performance-based restricted stock shares granted in March 2005 to Mr. Tucker will vest on March 31, 2007 if certain performance standards are met.

Time-based restricted stock awarded in February 2005 vested as follows: 6,964 shares on February 3, 2006 and 11,111 shares on February 13, 2006 for Mr. Parks; 5,926 shares on December 9, 2005 and 3,221 shares on February 3, 2006 for Mr. Szeftel; 2,963 shares on December 9, 2005 and 2,479 shares on February 3, 2006 for Mr. Scullion; 5,926 shares on December 9, 2005 and 2,297 shares on February 3, 2006 for Mr. Heffernan; and 5,926 shares on December 9, 2005 and 1,944 shares on February 3, 2006 for Mr. Tucker. 550 of the time-based restricted stock shares awarded to Mr. Tucker in March 2005 vested on February 3, 2006. Another 550 shares will vest on February 3, 2007, 3,000 shares will vest on March 31, 2007, and the remaining 567 shares will vest on February 3, 2008.

(3)	Amounts in this column reported for 2004 represent the value of the following performance-based restricted stock awards issued in February 2004 at $31.38 per share: 35,740 shares to Mr. Parks; 6,369 shares to Mr. Szeftel; 5,255 shares to each of Messrs. Scullion and Heffernan; and 5,096 shares to Mr. Tucker. Using the closing price of our stock as of December 31, 2004, $47.48, the value of those awards as of December 31, 2004 was $1,696,935 for Mr. Parks, $302,400 for Mr. Szeftel, $249,507 for each of Messrs. Scullion and Heffernan, and $241,958 for Mr. Tucker. These awards vested in full on February 25, 2005, based on our company having achieved certain pre-determined financial targets and approval from our compensation committee and board of directors.

(4)	Amounts in this column reported for 2003 represent the value of the following performance-based restricted stock awards issued in June 2003 at $24.03 per share: 18,661 shares to Mr. Parks; 7,472 shares to Mr. Szeftel; 6,277 shares to Mr. Scullion; 5,978 shares to Mr. Heffernan; and 5,829 shares to Mr. Tucker. Using the closing price of our stock as of December 31, 2003, $27.68, the value of those awards as of December 31, 2003 was $516,536 for Mr. Parks, $206,825 for Mr. Szeftel, $173,747 for Mr. Scullion, $165,471 for Mr. Heffernan, and $161,347 for Mr. Tucker. These awards vested in full on February 5, 2004, based on our company having achieved certain pre-determined financial targets and approval from our compensation committee and board of directors.

(5)	Total amounts in this column represent those items set forth below under the caption “All Other Compensation” and include items such as reimbursements for financial/tax counseling services and amounts reimbursed for the payment of taxes which would normally be included in the column “Other Annual Compensation” under “Annual Compensation.” This Summary Compensation Table does not include a column for “Other Annual Compensation” as permitted by Item 402(a)(6) of Regulation S-K because no executive officer received benefits reportable in such column equal to or in excess of the lesser of $50,000 or 10% of the executive officer’s annual salary and bonus.

(6)	Mr. Scullion’s salary, bonus and all other compensation are paid in Canadian dollars. Amounts reflected are converted to U.S. dollars at an average conversion rate for 2005 of $0.86; for 2004 of $0.83; and for 2003 of $0.72.

All Other Compensation

All other compensation amounts disclosed in the table above include our matching contributions to the 401(k) and Retirement Savings Plan, the life insurance premiums we pay on behalf of each named executive officer, company contributions to the Supplemental Executive Retirement Plan in 2003 and 2004 and to the Executive Deferred Compensation Plan in 2005, and long-term disability, financial/tax counseling expenses, relocation expenses and other compensation as follows:

		401(k)	Life Insurance	EDCP/	Long Term	Financial/Tax	Relocation
		Plan	Premiums	SERP	Disability	Counseling(1)	Expenses(1)	Other(2)

J. Michael Parks	2005	$16,974	$3,201	$181,209	$—	$6,233	$—	$—
	2004	$10,998	$833	$163,414	$22	$9,778	$—	$—
	2003	$16,220	$2,640	$26,478	$199	$4,066	$—	$—
Ivan M. Szeftel	2005	$16,974	$5,970	$58,071	$13	$11,351	$—	$—
	2004	$16,200	$528	$38,312	$22	$3,156	$—	$—
	2003	$14,000	$1,955	$10,497	$199	$6,264	$—	$—
John W. Scullion	2005	$—	$13,138	$—	$10,152	$14,776	$—	$7,830
	2004	$—	$—	$—	$—	$5,705	$—	$—
	2003	$—	$3,406	$—	$7,030	$5,942	$—	$—
Edward J. Heffernan	2005	$16,974	$2,446	$34,878	$13	$5,439	$—	$—
	2004	$14,420	$435	$14,182	$22	$17,013	$—	$—
	2003	$12,220	$1,585	$4,274	$199	$5,165	$—	$—
Dwayne H. Tucker	2005	$16,974	$1,815	$48,682	$13	$10,881	$46,398	$100
	2004	$13,013	$422	$27,906	$22	$15,478	$—	$—
	2003	$13,319	$1,506	$4,298	$199	$5,531	$—	$—

(1)	Amounts in this column reported for 2005 include amounts reimbursed for the payment of taxes relating to such compensation.

(2)	Amounts in this column reported for 2005 represent: an AIR MILES® Reward Program award worth $773.82 and a Chairman’s Excellence Award trip worth $7,056.53 to Mr. Scullion; a $100 gift award to Mr. Tucker.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning option grants made to the named executive officers during 2005 pursuant to our 2003 Long Term Incentive Plan. No SARs were granted during 2005.

	Individual Grants
	Number of	Percentage of			Potential Realizable Value at
	Securities	Total Options			Assumed Annual Rates of
	Underlying	Granted to	Exercise		Stock Price Appreciation for
	Options	Employees in	Price	Expiration	Option Term($)(2)
	Granted(#)	Fiscal Year(1)	($/Sh)	Date	5%	10%

J. Michael Parks	58,626	2.79%	$41.32	2/3/15	$1,523,690	$3,860,522
Ivan M. Szeftel	27,113	1.29%	$41.32	2/3/15	$704,667	$1,785,391
John W. Scullion	45,563	2.17%	$41.32	2/3/15	$1,184,182	$3,000,324
Edward J. Heffernan	19,337	0.92%	$41.32	2/3/15	$502,569	$1,273,341
Dwayne H. Tucker	16,370	0.78%	$41.32	2/3/15	$425,456	$1,077,965
Dwayne H. Tucker	4,604	0.22%	$40.82	3/31/15	$118,185	$299,536

(1)	In 2005, we granted options to purchase a total of 2,102,402 shares of common stock at exercise prices ranging from $35.39 to $44.95 per share.

(2)	In accordance with SEC rules, the amounts shown on this table represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date and do not reflect our estimates or projections of the future price of our common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

Option Exercises in Last Fiscal Year

The following table sets forth certain information concerning the exercise of stock options during 2005 and all unexercised options held by the named executive officers as of December 31, 2005.

			Number of Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired on	Value	Fiscal Year-End(#)		Fiscal Year-End($)(1)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

J. Michael Parks	76,790	$2,468,913	754,167	181,360	$16,287,484	$783,339
Ivan M. Szeftel	43,253	$1,379,169	163,676	69,783	$3,038,845	$286,348
John W. Scullion	40,404	$1,267,808	215,914	72,751	$4,193,216	$238,730
Edward J. Heffernan	50,629	$1,372,736	110,330	54,178	$1,897,650	$232,054
Dwayne H. Tucker	83,059	$2,271,566	77,365	54,820	$1,213,974	$225,731

(1)	Value for “in-the-money” options represents the positive spread between the respective exercise prices of outstanding options and the closing price of the shares of common stock on the New York Stock Exchange of $35.60 per share on December 31, 2005.

Employment, Severance and Indemnification Agreements

We generally do not enter into employment agreements with our employees. However, as part of some of our acquisitions, we have entered into agreements with selected key individuals to ensure the success of the integration of the acquisition and long-term business strategies. We have also entered into an indemnification and change of control agreement with each of our executive officers and an indemnification agreement with each of our directors.

We believe that because an executive of the company may be vulnerable to dismissal without regard to quality of service in connection with a change in control event, it is in the best interest of the company to ensure fair treatment of an executive and to reduce distractions and other adverse effects upon such executive’s performance in connection with a change in control event, as defined in the change of control agreement. Payouts under the change of control agreements are triggered upon a qualifying termination, defined in the change of control agreement as (1) termination by the executive for good reason within two years of a change in control event or (2) termination of the executive without cause by the company within two years of a change in control event. With regard to the chief executive officer, termination for good reason or termination without cause must occur within three years of a change in control event. A termination of the executive’s employment due to disability, retirement or death does not constitute a qualifying termination.

Upon a qualifying termination, the executive will be paid all earned and accrued salary due and owing to the executive, a pro rata portion of the executive’s target bonus, any benefits due under benefit plans and a severance amount. For the chief executive officer, the severance amount is equal to three times the sum of the executive’s base salary and cash incentive compensation, and for the executive vice presidents, the severance amount is equal to two times the sum of the executive’s base salary and cash incentive compensation. Any severance amounts to which the executive is entitled will be paid in a lump sum within thirty days of execution by the executive of a general release.

After a qualifying termination, the company will, at its expense, provide the executive and his dependents the equivalent medical, dental and hospitalization coverages and benefits and financial planning services as provided to the executive immediately prior to the change in control event. For the chief executive officer, such coverage and benefits will continue for a period of thirty-six months following a qualifying termination, and for the executive vice presidents, for a period of twenty-four months following a qualifying termination. All equity grants made by the company to the executive that remain outstanding as of a qualifying termination will be subject to the terms and conditions set forth in any governing plan or award documents applicable to such equity grants. The change of control agreement further provides for a gross up payment if any payment or distribution to the executive pursuant to the change of control agreement is subject to excise tax imposed by Section 4999 of the Internal Revenue Code. The change of control agreement provides a mechanism to resolve disputes, does not constitute a contract of employment, and automatically renews every three years unless the company provides ninety days advance written notice.

In addition, we have entered into employment agreements with Mr. Parks and Mr. Szeftel. However, the compensation and benefits determinations for Mr. Parks and Mr. Szeftel are currently made by the board of directors and compensation committee, consistent with the company’s compensation policies as set forth in the Compensation Committee Report on Executive Compensation found below.

J. Michael Parks.  Mr. Parks entered into an employment agreement effective March 10, 1997 to serve as our chairman of the board and chief executive officer. The agreement provided that Mr. Parks would receive a minimum annual base salary of $475,000 and an annual incentive bonus of $400,000 for fiscal year 1997, based on the achievement of our financial goals, with a bonus of $100,000 guaranteed for the first two years. Under the agreement, we granted Mr. Parks options to purchase 333,332 shares of our common stock at an exercise price of $9.00 per share, all of which have vested. Additionally, Mr. Parks is entitled to participate in our 401(k) and Retirement Savings Plan, our Incentive Compensation Plan and any other employee benefits as provided to other senior executives. Mr. Parks is entitled to 18 months base salary if terminated for any reason other than a change in control event, which is governed by the terms of the change of control agreement discussed above.

Ivan M. Szeftel.  Mr. Szeftel entered into an employment agreement dated May 4, 1998 to serve as the president of our retail services division. The agreement provides that Mr. Szeftel is entitled to receive a minimum annual base salary of $325,000, subject to increases based on annual reviews. Mr. Szeftel is eligible for an annual incentive bonus, based on the achievement of our annual financial goals. Under the agreement, we granted Mr. Szeftel options to purchase 111,111 shares of our common stock at an exercise price of $9.00 per share, all of which have vested. Mr. Szeftel is entitled to participate in our 401(k) and Retirement Savings Plan, our Incentive Compensation Plan and any other employee benefits as provided to other senior executives. Under the agreement, Mr. Szeftel is entitled to severance payments if we terminate his employment without cause or if Mr. Szeftel terminates his employment for good reason. In such cases, Mr. Szeftel will be entitled to 12 months base salary.

2005 Long Term Incentive Plan

The board of directors adopted the 2005 Long Term Incentive Plan on March 31, 2005 and the stockholders approved it on June 7, 2005. The 2005 plan provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares to selected officers, employees, non-employee directors and consultants performing services for us or any of our affiliates. The 2005 plan is an omnibus plan that gives us flexibility to adjust to changing market forces. On June 13, 2005, we filed a Registration Statement on Form S-8, File No. 333-125770, with the SEC to register 4,750,000 shares of common stock, par value $0.01 per share, that may be issued and sold under the 2005 plan. As of December 31, 2005, there were 107,644 shares of common stock subject to outstanding options at a weighted average exercise price of $38.49, and 91,843 shares of time-based restricted stock granted to 47 associates. As of December 31, 2005, no performance-based restricted stock awards had been made and no grants had been made to the board of directors under the 2005 plan.

The 2005 plan is administered by the compensation committee, which has full and final authority to make awards, establish the terms thereof, and administer and interpret the 2005 plan in its sole discretion unless authority is specifically reserved to the board of directors under the 2005 plan, our certificate of incorporation or bylaws, or applicable law. Any action of the compensation committee with respect to the 2005 plan will be final, conclusive and binding on all persons. The compensation committee may delegate certain responsibilities to our officers or managers. The board of directors may delegate, by a resolution adopted by the board of directors, authority to one or more of our officers to do one or both of the following: (1) designate the officers and employees who will be granted awards under the 2005 plan; and (2) determine the number of shares subject to specific awards to be granted to such officers and employees.

We have reserved a total of 4,750,000 shares of our common stock for issuance under the 2005 plan. The number of shares that may be delivered upon the exercise of incentive stock options may not exceed 4,000,000. During any calendar year no participant under the 2005 plan may be granted awards of more than 500,000 shares of stock, subject to adjustments. We may reserve for the purposes of the 2005 plan, out of our authorized but unissued shares of stock or out of shares of stock reacquired by us in any manner, or partly out of each, such number of shares of stock as shall be determined by the board of directors. In addition, any shares of stock that were not issued under our predecessor stock plans, including shares subject to awards that may have been forfeited under our predecessor stock plans, may be the subject of awards granted under the 2005 plan. The maximum number of shares of stock available for grant shall be reduced by the number of shares in respect of which the award is granted or denominated. If any option is exercised by tendering shares either actually or by attestation, as full or partial payment of the exercise price, the maximum number of shares available shall be increased by the number of shares so tendered. Shares of stock allocable to an expired, canceled, settled or otherwise terminated portion of an award may again be the subject of awards granted thereunder. In addition, any shares of stock withheld for payment of taxes may be the subject of awards granted under this plan and the number of shares equal to the difference between the number of stock appreciation rights exercised and the number of shares delivered upon exercise shall again be available for grant.

The 2005 plan provides for grants of incentive stock options to any person employed by us or by any of our affiliates. The exercise price for incentive stock options granted under the 2005 plan may not be less than 100% of the fair market value of the common stock on the option grant date. If an incentive stock option is granted to an employee who owns 10% or more of our common stock, the exercise price of that option may not be less than 110% of the fair market value of the common stock on the option grant date. The 2005 plan also provides for grants of nonqualified stock options to any officers, employees, non-employee directors or consultants performing services for us or our affiliates. The exercise price for nonqualified stock options granted under the 2005 plan may not be less than 100% of the fair market value of the common stock on the option grant date. Under the 2005 plan, options generally vest one-third per year over three years and terminate on the tenth anniversary of the date of grant. The 2005 plan gives our board of directors discretion to determine the vesting provisions of each individual stock option. In the event of a change of control, this plan provides that our board of directors may provide for accelerated vesting of options.

The compensation committee is authorized under the 2005 plan to grant restricted stock or performance shares with restrictions that may lapse over time or upon the achievement of specified performance goals. Restrictions may lapse separately or in such installments as the compensation committee may determine. A participant granted restricted stock or performance shares shall have the stockholder rights as may be set forth in the applicable agreement, including, for example, the right to vote the restricted stock or performance shares.

The compensation committee is authorized under the 2005 plan to grant restricted stock units. Until all restrictions upon restricted stock units awarded to a participant shall have lapsed, the participant may not be a stockholder of us, nor have any of the rights or privileges of a stockholder of us, including rights to receive dividends and voting rights with respect to the restricted stock units. We will establish and maintain a separate account for each participant who has received a grant of restricted stock units, and such account will be credited for the number of restricted stock units granted to such participant. Restricted stock units awarded under the 2005 plan may vest at such time or times and on such terms and conditions as the compensation committee may determine. The agreement evidencing the award of restricted stock units will set forth any such terms and conditions. As soon as practicable after each vesting date of an award of restricted stock units, payment will be made in stock (based upon the fair market value of our common stock on the day all restrictions lapse).

The compensation committee is also authorized under the 2005 plan to grant stock appreciation rights. The exercise price per SAR shall be determined by the compensation committee and may not be less than the fair market value of a share of stock on the date of grant. The full or partial exercise of an award of SAR that provides for stock settlement shall be made only by a written notice specifying the number of SARs with respect to which the award is being exercised. Upon the exercise of SARs, the participant is entitled to receive an amount in shares determined by multiplying (a) the appreciation value by (b) the number of SARs being exercised, minus the number of shares withheld for payment of taxes. The compensation committee may limit the number of shares that may be delivered with respect to any award of SARs by including such a limit in the agreement evidencing SARs at the time of grant.

2003 Long Term Incentive Plan

The board of directors adopted the 2003 Long Term Incentive Plan on April 4, 2003 and the stockholders approved it on June 10, 2003. The 2003 plan provides for grants of incentive stock options, nonqualified stock options and restricted stock awards to selected executive officers, employees, non-employee directors and consultants performing services for us or any of our affiliates. The 2003 plan is an omnibus plan that gives us flexibility to adjust to changing market forces. On June 18, 2003, we filed a Registration Statement on Form S-8, File No. 333-106246, with the SEC to register 6,000,000 shares of common stock, par value $0.01 per share, that may be issued and sold under the 2003 plan. On March 17, 2004, we filed Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, to allow for reoffers or resales, made on a delayed or continuous basis in the future, of up to an aggregate of 878,072 shares of common stock that have been issued or will be issued to certain named executive officers and directors pursuant to the 2003 plan. As of December 31, 2005, there were 4,074,849 shares of common stock subject to outstanding options at a weighted average exercise price of $34.11, 417,961 shares of performance-based restricted stock granted to 46 associates, 461,240 shares of time-based restricted stock granted to 52 associates, and 16,473 shares granted to the board of directors pursuant to the 2003 plan.

The 2003 plan is administered by the compensation committee, which has full and final authority to make awards, establish the terms thereof, and administer and interpret the 2003 plan in its sole discretion unless authority is specifically reserved to the board of directors under the 2003 plan, our certificate of incorporation or bylaws, or applicable law. Any action of the compensation committee with respect to the 2003 plan will be final, conclusive and binding on all persons. The compensation committee may delegate certain responsibilities to our officers or managers. The board of directors may delegate, by a resolution adopted by the board of directors, authority to one or more of our officers to do one or both of the following: (1) designate the officers and employees who will be granted awards under the 2003 plan; and (2) determine the number of shares subject to the awards to be granted to officers and employees.

We reserved a total of 6,000,000 shares of our common stock for issuance under the 2003 plan, which includes a reserve of approximately 15% for use in board of directors compensation, promotions, mergers and new hires, and which was intended to cover plan years 2003-2005. During any calendar year no participant under the 2003 plan may be granted awards of more than 2,000,000 shares of stock, subject to adjustments. The number of shares that may be delivered upon the exercise of incentive stock options may not exceed 6,000,000, and the number of shares that may be delivered as restricted stock may not in the aggregate exceed 6,000,000. Shares subject to awards are not deemed delivered if such awards are forfeited, expire or otherwise terminate without delivery of shares to the participant, and to the extent that the exercise price of an option is paid in previously owned shares, only the net number of shares delivered to the participant are subtracted from the aggregate number of shares available for grant under the 2003 plan. Further, to the extent that an award is only to be paid in cash or is paid in cash, any shares subject to the award will become available for future awards. Any shares delivered pursuant to an award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for a participant’s account.

The 2003 plan provides for grants of incentive stock options to any person employed by us or by any of our affiliates. The exercise price for incentive stock options granted under the 2003 plan may not be less than 100% of the fair market value of the common stock on the option grant date. If an incentive stock option is granted to an employee who owns more than 10% of our common stock, the exercise price of that option may not be less than 110% of the fair market value of the common stock on the option grant date. The 2003 plan also provides for grants of nonqualified stock options to any officers, employees, non-employee directors or consultants performing services for us or our affiliates. The exercise price for nonqualified stock options granted under the 2003 plan may be equal to, more than or less than 100% of the fair market value of the common stock on the option grant date. Under the 2003 plan, options generally vest one-third per year over three years and terminate on the tenth anniversary of the date of grant. The 2003 plan gives our board of directors discretion to determine the vesting provisions of each individual stock option. In the event of a change of control, this plan provides that our board of directors may provide for accelerated vesting of options.

The compensation committee is authorized under the 2003 plan to grant restricted stock, or performance shares, with restrictions that may lapse over time or upon the achievement of specified performance goals. Restrictions may lapse separately or in such installments as the compensation committee may determine. A participant granted restricted stock or performance shares shall have the stockholder rights as may be set forth in the applicable agreement, including, for example, the right to vote the restricted stock or performance shares.

Amended and Restated Stock Option and Restricted Stock Plan

We adopted the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan, the predecessor to our long term incentive plans described above, in April 2001. This plan provides for grants of incentive stock options, nonqualified stock options and restricted stock awards to selected employees, officers, directors and other persons performing services for us or any of our subsidiaries. We reserved a total of 8,753,000 shares of common stock for issuance pursuant to this plan. On August 22, 2001, we registered 8,753,000 shares of our common stock for issuance pursuant to our stock option and restricted stock plan on a Registration Statement on

Form S-8, File No. 333-68134. As of December 31, 2005, there were 2,497,416 shares of common stock subject to outstanding options at a weighted average exercise price of $15.43 per share granted pursuant to this plan. The options granted under this plan terminate on the tenth anniversary of the date of grant. Options granted on or after September 1, 2000 under this plan vest over a three year period from the date of grant. As of December 31, 2005, performance-based restricted awards representing an aggregate of 746,000 shares had been granted to 35 associates pursuant to this plan. Based on the achievement of performance conditions over a five-year period ending December 31, 2004, the restricted shares subject to these grants have vested.

This plan provides that our board of directors will administer the plan. Our board of directors may delegate all or a portion of its authority under the plan to the compensation committee. The board of directors or the compensation committee may further delegate all or a portion of its authority under this plan to our chief executive officer, except with respect to grants of options or awards to officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934. This plan gives our board of directors discretion to determine the vesting provisions of each individual stock option. In the event of a change of control, this plan provides that our board of directors may provide for accelerated vesting of options.

Alliance Data Systems 401(k) and Retirement Savings Plan

The Alliance Data Systems 401(k) and Retirement Savings Plan is a defined contribution plan that is qualified under Section 401(k) of the Internal Revenue Code of 1986. Contributions made by associates or by us to the plan, and income earned on these contributions, are not taxable to employees until withdrawn from the plan. The plan covers U.S. employees, who are at least 21 years old, of ADS Alliance Data Systems, Inc., our wholly owned subsidiary, and any other subsidiary or affiliated organization that adopts this plan. In addition, seasonal or “on-call” associates must complete a year of eligibility service before they may participate in the plan. We, and all of our U.S. subsidiaries, are currently covered under the plan.

We amended our 401(k) plan effective January 1, 2004 to better benefit the majority of our associates. The new plan is an IRS approved safe harbor plan design that eliminates the need for most discrimination testing. Eligible associates can participate in the plan immediately upon joining us and after six months of employment begin receiving company matching contributions. On the first three percent of savings, we match dollar-for-dollar. An additional fifty cents for each dollar associates contribute is matched for savings between four percent and five percent of pay. All company matching contributions are immediately vested. In addition to the company match, we may make an additional annual contribution based on our profitability. This contribution, subject to board of directors approval, is based on a percentage of pay and is subject to a separate five-year vesting schedule.

In 2005, we made regular matching contributions under the 401(k) plan on the first 5% of each participant’s contributions as described in the preceding paragraph, and an additional discretionary matching contribution was approved by our board of directors in an amount equal to 2% of the participant’s compensation (as defined in the plan) during the 2005 plan year up to the Social Security wage base, and 4% of any compensation in excess of the Social Security wage base. The discretionary matching contribution vests 20% over five years for participants with less than five years of service. All of these contributions vest immediately if the participating associate retires at age 65 or later, becomes disabled, dies or if the plan terminates.

On July 20, 2001, we registered 1,500,000 shares of our common stock for issuance in accordance with our 401(k) plan pursuant to a Registration Statement on Form S-8, File No. 333-65556.

Supplemental Executive Retirement Plan/Executive Deferred Compensation Plan

We adopted the ADS Alliance Data Systems, Inc. Supplemental Executive Retirement Plan in May 1999. Contributions made under the plan are unfunded and generally subject to the claims of our general unsecured creditors. The purpose of the plan is to help certain key individuals maximize their pre-tax savings and company contributions that are otherwise restricted due to tax limitations. Eligibility under the plan requires an individual to (1) be a regular, full-time U.S. employee of ADS Alliance Data Systems, Inc., (2) receive compensation equal to or greater than $150,000 on an annual basis, or have received compensation on an annual basis of at least $170,000 as of December 31, 2003 and have not fallen below that amount in any subsequent year, and (3) be a participant in the Alliance Data Systems 401(k) and Retirement Savings Plan. This plan allows the participant to contribute:

•	up to 50% of eligible compensation on a pre-tax basis;

•	any pre-tax 401(k) contributions that would otherwise be returned because of reaching the statutory limit under Section 415 of the Internal Revenue Code; and

•	any retirement savings plan contributions for compensation in excess of the statutory limits.

The participant is 100% vested in his or her own contributions. A participant becomes 100% vested in the retirement savings plan contributions after five continuous years of service. In the event of a change in control, as defined under the plan, participants will be 100% vested in their retirement savings plan contributions, and we will establish a rabbi trust to which we will contribute sufficient assets to fully fund all accounts under the plan. The assets in the rabbi trust still remain subject to the claims of our unsecured creditors. The contributions accrue interest at a rate of 8% per year, which may be adjusted periodically by the Supplemental Executive Retirement Plan Committee. The participant does not have access to any of the contributions or interest while actively employed with us, unless the participant experiences an unforeseeable financial emergency. Loans are not available under this plan. If the participant ceases to be actively employed, retires or becomes disabled, the participant will receive the value of his or her account within 60 days of the end of the quarter in which he or she became eligible for the distribution. A distribution from the plan is taxed as ordinary income and is not eligible for any special tax treatment.

The compensation committee approved certain revisions to the Supplemental Executive Retirement Plan in December 2002, effective January 1, 2003, which revisions serve to make the plan document more formal, comprehensive, and precise, to include a more comprehensive definition of “change of control” and to modify rules for leaves of absences. The compensation committee approved additional revisions to the Supplemental Executive Retirement Plan in April 2003 to allow us to make new retirement contributions to the plan on behalf of members of management who are unable to receive retirement contributions under the retirement portion of the Alliance Data Systems 401(k) and Retirement Savings Plan because that portion of the 401(k) plan was not fully compliant with new non-discrimination requirements. The compensation committee approved additional revisions to the Supplemental Executive Retirement Plan in December 2003, effective January 1, 2004 to amend the eligibility requirement and the enrollment procedure. The Supplemental Executive Retirement Plan is administered by a committee consisting of members of management.

On December 8, 2004, the compensation committee approved the freezing of the Supplemental Executive Retirement Plan and the adoption of the Alliance Data Systems Corporation Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan was adopted consistent with the enactment of deferred compensation legislation as well as to reflect changes in our 401(k) plan. The design of the Executive Deferred Compensation Plan generally parallels the design of the old Supplemental Executive Retirement Plan except that: (1) timing of elections may vary; (2) new distribution options may be made available; and (3) our company may make discretionary profit-sharing contributions under the Executive Deferred Compensation Plan to the extent such contributions may not be made under the 401(k) plan. Except as set forth above, the terms of the Supplemental Executive Retirement Plan are substantially similar to the terms of the Executive Deferred Compensation Plan.

2006 Incentive Compensation Plan

The Alliance Data Systems 2006 Incentive Compensation Plan provides an opportunity for certain U.S. employees to be eligible for a cash bonus based on achieving performance targets. To be eligible under the plan, employees must meet eligibility requirements outlined in the plan document. The compensation committee has established an incentive compensation plan to round out an eligible employee’s total compensation package in order to attract and retain high performers, improve organizational performance by driving financial and individual performance, increase employee satisfaction, improve the alignment between strategic imperatives and initiatives, and provide an opportunity for employees to share in the success they help create. Incentive compensation targets are determined by the employee’s manager using pre-established guidelines. The critical performance objectives for the senior management team are overall corporate and line of business revenue and EBITDA targets and employee satisfaction improvement, as measured by an annual employee satisfaction survey. Generally, the award of incentive compensation under the plan for senior management below the level of executive vice president is based 50% on obtaining EBITDA targets, 25% on obtaining revenue targets, and 25% on obtaining a target level of employee satisfaction, either at the company level or the business unit level. Employee satisfaction is recognized as a critical non-financial organizational factor that contributes to sustainable business performance and provides a competitive advantage in recruiting, developing and retaining high performing employees. Targets are set at the beginning of each year and are approved by the compensation committee and the board of directors.

Under the plan, each participant has an incentive compensation target that is expressed as a percentage of his or her annualized base salary as of October 1, 2006. The participant’s incentive compensation target is based on various objectives that are weighted to reflect the participant’s contribution to company, business unit and individual goals, which are established at the beginning of the plan year. The amount of compensation a participant receives depends on the percentage of objectives that were achieved. Payout over 100% for the employee satisfaction and individual goals components are contingent upon meeting both the applicable EBITDA and revenue targets.

For the 2005 performance year the company’s consolidated EBITDA results were 105% of target and consolidated revenue results were 106% of target. In accordance with the predetermined formula for the calculation of incentive compensation payouts for the 2005 performance year, achievement of 105% of the consolidated EBITDA target equates to a 125% payout and achievement of 106% of the consolidated revenue target equates to a 130% payout for the related portions of the incentive compensation.

Executive Annual Incentive Plan

The board of directors adopted the Executive Annual Incentive Plan on March 31, 2005 and the stockholders approved it on June 7, 2005. The purpose of the Executive Annual Incentive Plan, a performance-based incentive compensation plan, is to provide an incentive to our executive officers and other selected key executives to contribute to the growth, profitability and increased stockholder value of the company, to retain such executives and to endeavor to qualify the compensation paid under the Executive Annual Incentive Plan for tax deductibility under Section 162(m) of the Internal Revenue Code. The Executive Annual Incentive Plan focuses on matching rewards with results and encourages executives to make significant contributions toward our results by providing a basic reward for reaching minimum expectations, plus an upside for reaching our aspirational goals.

Each covered employee (as defined in Section 162(m) of the Internal Revenue Code), executive officer that reports directly to our chief executive officer and any other key employees who are selected by our compensation committee may participate in the Executive Annual Incentive Plan. The plan will be administered by the compensation committee, which will have full and final authority to (1) select participants, (2) grant awards, (3) establish the terms and conditions of the awards, (4) notify the participants of such awards and the terms thereof, and (5) administer and interpret the plan in its full discretion. The compensation committee may delegate certain responsibilities to our officers, one or more members of the compensation committee or the board of directors.

The compensation committee has the discretion to grant to participants performance awards, which represent the conditional right of the participant to receive cash or other property upon achievement of one or more pre-established performance objectives during a performance period, subject to the terms of the Executive Annual Incentive Plan. The compensation committee will establish the performance objective for each performance award, consisting of one or more business criteria permitted as performance goals, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the participant will be entitled to upon achievement of such levels of performance. Business criteria that may underlie performance goals include, for example, cash earnings per share, EBITDA or total shareholder return, among others. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Internal Revenue Code. Performance objectives may differ for performance awards granted to any one participant or to different participants.

Under new Section 409A of the Internal Revenue Code, certain awards granted under the Executive Annual Incentive Plan could be determined to be deferred compensation and subject to a 20% excise tax if the terms of the awards do not meet the requirements of Section 409A of the Internal Revenue Code and any regulations or guidance issued thereunder. To the extent applicable, the Executive Annual Incentive Plan is intended to comply with Section 409A of the Internal Revenue Code. To that end, the compensation committee will interpret and administer the Executive Annual Incentive Plan in accordance with Section 409A of the Internal Revenue Code. In addition, any plan provision that is determined to violate the requirements of Section 409A of the Internal Revenue Code will be void and without effect, and any provision that Section 409A of the Internal Revenue Code requires that is not expressly set forth in the Executive Annual Incentive Plan will be deemed to be included in the Executive Annual Incentive Plan, and the Executive Annual Incentive Plan will be administered in all respects as if any such provision were expressly included in the Executive Annual Incentive Plan. In addition, the timing of payment of certain awards will be revised as necessary for compliance with Section 409A of the Internal Revenue Code. The compensation committee will establish the duration of each performance period at the time that it sets the performance objectives applicable to that performance period. Performance period shall mean a calendar year or such shorter or longer period as designated by the compensation committee.

The award of incentive compensation for the chief executive officer and each executive vice president is generally based 45% on obtaining business unit specific or corporate EBITDA targets, 40% on obtaining business unit specific or corporate revenue targets, and 15% on obtaining a target level of employee satisfaction. For the chief executive officer and each executive vice president, eligibility to receive the revenue component of the incentive compensation is subject to a cash earnings per share threshold. Employee satisfaction is recognized as a critical non-financial organizational factor that contributes to sustainable business performance and provides a competitive advantage in recruiting, developing and retaining high performing employees. Targets are set at the beginning of each year and are approved by the compensation committee and, with respect to the chief executive officer, the board of directors.

Payouts to participants in the Executive Annual Incentive Plan are dependent upon the percentage of objectives achieved. For corporate and larger business unit specific EBITDA and revenue objectives, 90% of the objective must be achieved before a participant is eligible for any payout, and for smaller business unit specific EBITDA and revenue objectives, 80% of the objective must be achieved before a participant is eligible for any payout. The payout may not exceed 150% of the participant’s incentive compensation target. In addition, payout over 100% for the employee satisfaction component is further contingent upon meeting both the applicable EBITDA and revenue targets. A participant will not be granted performance awards for all of the performance periods commencing in a calendar year that permit the participant in the aggregate to earn a cash payment or payment in other property, in excess of $5,000,000. If the participant is party to a change in control agreement, and incurs a qualifying termination, any award shall be deemed to be “incentive compensation” for purposes of calculating the “severance amount” under the change in control agreement.

For the 2005 performance year the company’s consolidated EBITDA results were 105% of target and consolidated revenue results were 106% of target. In accordance with the predetermined formula for the calculation of incentive compensation payouts for the 2005 performance year, achievement of 105% of the consolidated EBITDA target equates to a 125% payout and achievement of 106% of the consolidated revenue target equates to a 130% payout for the related portions of the incentive compensation.

Retention Program

In 2004, we approved a one-time special retention program both to ensure that key executives are provided incentive to remain at the company and to recognize our significant overperformance. The special retention program was structured such that restricted stock and options were granted to certain key members of management in February 2005, including in the following amounts for the named executive officers: 22,222 shares to Mr. Parks; 17,778 shares to each of Messrs. Szeftel, Heffernan and Tucker; and 8,889 shares and 24,691 options to Mr. Scullion.

Amended and Restated Employee Stock Purchase Plan

We adopted the Alliance Data Systems Corporation and its Subsidiaries Employee Stock Purchase Plan in February 2001. We intend for the plan to qualify under Section 423 of the Internal Revenue Code. The plan permits our eligible employees and those of our designated subsidiaries to purchase our common stock at a discount to the market price through payroll deductions. No employee may purchase more than $25,000 in stock under the plan in any calendar year, and no employee may purchase stock under the plan if such purchase would cause the employee to own more than 5% of the voting power or value of our common stock.

The plan provides for three month offering periods, beginning on each January 1, April 1, July 1 and October 1. The first offering period began October 1, 2001. The plan allows the board of directors to change this date as well as the date, duration and frequency of any future offering period. The plan has a term of ten years, unless terminated sooner by our board of directors pursuant to the provisions of the plan. On the offering date at the beginning of each offering period, each eligible employee is granted an option to purchase a number of shares of common stock, which option is exercised automatically on the purchase date at the end of the offering period. The purchase price of the common stock upon exercise of the options will be 85% of its fair market value on the offering date or purchase date, whichever is lower. On August 22, 2001 we registered 1,500,000 shares of our common stock for issuance in accordance with the plan pursuant to a Registration Statement on Form S-8, File No. 333-68134. Pursuant to the terms of the plan, the first purchases were completed December 31, 2001.

On March 31, 2005, the compensation committee approved the adoption of the Alliance Data Systems Corporation Amended and Restated Employee Stock Purchase Plan and the stockholders approved it on June 7, 2005. Effective July 1, 2005, the Amended and Restated Employee Stock Purchase Plan amended the existing plan as follows: (1) the purchase price of the common stock is 85% of its fair market value on the purchase date; and (2) our employees will be required to hold any stock purchased through the plan until the earlier of 180 days from the purchase date or termination of employment for any reason, prior to any sale or other disposition. Except as set forth above, the terms of the plan substantially remain the same. No additional shares were reserved for issuance.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to shares of our common stock that may be issued under our 2005 Long Term Incentive Plan, 2003 Long Term Incentive Plan, Amended and Restated Stock Option Plan, and Employee Stock Purchase Plan:

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding	outstanding	(excluding securities
	options, warrants	options, warrants	reflected in the first
Plan Category	and rights	and rights	column)

Equity compensation plans approved by security holders	6,679,909	$27.19	6,477,028	(1)
Equity compensation plans not approved by security holders	None	N/A	None
Total	6,679,909	$27.19	6,477,028

(1)	Includes 936,046 shares available for future issuance under the Employee Stock Purchase Plan.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is primarily responsible for determining the executive compensation levels of our company, including the executive officers reporting directly to Mr. Parks. Our compensation committee is currently composed of Messrs. Benveniste, Draper and Minicucci, who are non-employee directors. No member of the compensation committee is or has ever been one of our officers or employees. No interlocking relationship exists between the members of our compensation committee and the board of directors or compensation committee of any other company. None of our executive officers, including Mr. Parks, participated in the compensation committee’s deliberations concerning that executive’s compensation during 2005.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee of the board of directors currently consists of three independent, non-employee directors. The compensation committee establishes the compensation for senior executives, including all executive vice presidents, and recommends to the full board of directors the compensation for the chief executive officer. The compensation committee establishes executive compensation policies, incentive compensation policies, employee benefit plans and bonus awards. In so doing, the compensation committee has the responsibility to develop, implement, and manage compensation policies and programs that seek to enhance our long term competitive advantage and sustainable profitability, thereby contributing to the value of the stockholders’ investment. The board of directors has adopted a written charter for the compensation committee, attached to this proxy statement as Exhibit B and posted at http://www.alliancedatasystems.com.

Compensation Guidelines

We consider the executive compensation package integral to our ability to grow and improve our business. By design, we have developed, with the assistance of outside executive compensation experts, an innovative mix of executive compensation elements. The total program, assuming sustained above industry-average performance, will reward executives at competitive levels. However, the total program is also structured to significantly reduce rewards for performance below expectations. The compensation committee believes that this design will attract, retain, and motivate executives with the quality and profile required to successfully perform in a highly competitive and evolving industry.

The total compensation in 2005 for the chief executive officer and executive vice presidents was a combination of three key components:

•	a base salary;

•	annual performance-based cash incentive compensation; and

•	periodic (typically annual) grants of long term equity incentive compensation, such as stock options and restricted stock, which may be subject to performance-based or time-based vesting provisions.

In making compensation decisions with respect to each of these components, the compensation committee considers the competitive market for executives and compensation levels provided by comparable companies. The compensation committee, with the assistance of an external compensation consultant, regularly reviews the compensation practices at companies with whom we compete for talent, including companies of similar size and financial performance, and companies in our peer group.

Components of Compensation

Base Salary

The compensation committee seeks to keep base salary competitive. Base salaries for the chief executive officer and the executive vice presidents are determined by the compensation committee based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at comparable companies;

•	the expertise of the individual executive;

•	the competitiveness of the market for the executive’s services; and

•	except in the case of his own compensation, the recommendations of the chief executive officer.

In 2005, the base salary for the chief executive officer and the executive vice presidents was targeted near the 60th percentile for both peer competitors and market/industry survey data.

Annual Performance-Based Cash Incentive Compensation

In setting compensation, the compensation committee considers the importance of placing a significant proportion of executive officers’ compensation “at risk” in the form of an annual bonus, which is tied to company performance measures and individual performance. Performance-based cash incentive compensation is paid to the chief executive officer and the executive vice presidents pursuant to the Executive Annual Incentive Plan, which the stockholders approved in June 2005. The Executive Annual Incentive Plan focuses on matching rewards with results and encourages executives to make significant contributions toward our results by providing a basic reward for reaching minimum expectations, plus an upside for reaching our aspirational goals.

Target performance-based cash incentive compensation is set at the beginning of each year and is approved by the compensation committee and, with respect to the chief executive officer, the board of directors. Base salary plus the target performance-based cash incentive compensation (total cash compensation) for the chief executive officer and the executive vice presidents was targeted near the 75th percentile for both peer competitors and market/industry survey data.

The award of performance-based cash incentive compensation for the chief executive officer and each executive vice president is generally based:

•	45% on obtaining business unit specific or corporate EBITDA targets;

•	40% on obtaining business unit specific or corporate revenue targets; and

•	15% on obtaining a target level of employee satisfaction.

For the chief executive officer and each executive vice president, eligibility to receive the revenue component of the incentive compensation is subject to a cash earnings per share threshold. Employee satisfaction is recognized as a critical non-financial organizational factor that contributes to sustainable business performance and provides a competitive advantage in recruiting, developing and retaining high performing employees.

Performance-based cash incentive compensation payouts to participants in the Executive Annual Incentive Plan are dependent upon the percentage of objectives achieved. For corporate and larger business unit specific EBITDA and revenue objectives, 90% of the objective must be achieved before a participant is eligible for any payout, and for smaller business unit specific EBITDA and revenue objectives, 80% of the objective must be achieved before a participant is eligible for any payout. The payout may not exceed 150% of the participant’s incentive compensation target. In addition, payout over 100% for the employee satisfaction component is further contingent upon meeting both the applicable EBITDA and revenue targets.

Long Term Equity Incentive Compensation

We believe in the importance of equity ownership for all executive officers for purposes of incentive, retention and alignment with stockholders. The chief executive officer and executive vice presidents receive a relatively large proportion of their overall targeted compensation in the form of equity, in order to align interests of management and stockholders and promote a focus on long term results.

Our chief executive officer and executive vice presidents are subject to our stock ownership guidelines. These guidelines are designed to increase executives’ equity stakes and to align executives’ interests more closely with that of our stockholders. The guidelines provide that the chief executive officer maintain an investment position in our stock equal to five times his base salary, and all executive vice presidents maintain an investment position in our stock equal to three times their base salary. These investment positions should be obtained by December 31, 2006, or within five years from the January 1st following the time an executive first becomes covered by the guidelines.

We grant long term equity compensation to the chief executive officer and the executive vice presidents pursuant to our 2003 and 2005 Long Term Incentive Plans, and have granted long term equity compensation under our prior equity plan, the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan. The 2003 Long Term Incentive Plan was approved by stockholders in June 2003, and the 2005 Long Term Incentive Plan was approved by stockholders in June 2005. Each plan permits the board of directors to delegate all or a portion of its authority under the plans to the compensation committee, and the board of directors has done so except for purposes of grants to the chief executive officer. Our prior equity plan, the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan, was approved by stockholders prior to the establishment of the compensation committee. This plan permits the board of directors to delegate all or a portion of its authority under the plan to the compensation committee, and the board of directors has done so except for purposes of grants to the chief executive officer.

Long term equity incentive grants generally consist of a mix of options to purchase our common stock, time-based restricted stock or unit awards and performance-based restricted stock or unit awards. In determining the size of grants to executive officers, the compensation committee bases its decisions on such considerations as the value of total direct compensation for comparable positions in comparable companies, company and individual performance against the strategic plan, the number and value of stock options previously granted to the executive officer, the allocation of overall share usage attributed to executive officers and the relative proportion of long term incentives within the total compensation mix.

The exercise price for option grants is the fair market value of the stock on the date of the grant (the average of the high and low prices on the New York Stock Exchange during the trading hours on the date of grant). Options typically vest over three years and expire ten years after the date of grant. Time-based restricted stock awards typically vest over a three year period. Performance-based restricted stock awards may be adjusted up or down at the time of vesting. Performance-based restricted stock awards issued in 2005 vested based on relative cash EPS growth (compared to the S&P 500 GAAP EPS growth measured as of December 31, 2005), with the amount of vesting calibrated based on over- or under-achievement of the target to between 0% and 200% of the number of performance-based restricted stock shares granted. Recipients could receive increased value for performance above the 75th percentile of the S&P 500 and a reduced payout for performance below the 75th percentile of the S&P 500. Performance-based restricted stock unit awards issued in 2006 to our chief executive officer and executive vice presidents may be adjusted up or down at the time of vesting and will vest based on cash EPS growth, with the amount of vesting calibrated based on a fixed grid with a minimum cash EPS growth rate of 10% necessary for the minimum 50% vesting, 18% cash EPS growth for a 100% vesting, and 36% cash EPS growth (or more) for a maximum 200% vesting. These target growth rates were selected to emulate long term historical S&P 500 performance at the 50th, 75th and 90th percentiles, respectively. Using this fixed measure will solve timing and other calculation issues associated with using the S&P 500 growth rate each year, as was used with previous awards.

On February 2, 2004, we granted stock options and issued performance-based restricted stock awards at $31.38 per share under the 2003 Long Term Incentive Plan to certain executives, including the chief executive officer. The lapsing of the restrictions on the performance-based restricted stock awards occurred on February 25, 2005, based on our having achieved certain pre-determined financial targets and approval from the compensation committee and, with respect to the chief executive officer, the board of directors.

To recognize our significant overperformance for the period 2000 through 2004, on December 8, 2004, the compensation committee approved a one-time special retention program both to ensure that key executives are provided incentive to remain with us and to recognize our significant overperformance. The special retention program was structured such that restricted stock was granted to certain key members of management, including the chief executive officer, in February 2005.

Executive Deferred Compensation Plan

Certain of our executives are eligible for participation in the Executive Deferred Compensation Plan. The purpose of the plan is to help certain key individuals maximize their pre-tax savings and company contributions that are otherwise restricted due to tax limitations. This plan allows the participant to contribute:

•	up to 50% of eligible compensation on a pre-tax basis;

•	any pre-tax 401(k) contributions that would otherwise be returned because of reaching the statutory limit under Section 415 of the Internal Revenue Code; and

•	any retirement savings plan contributions for compensation in excess of the statutory limits.

The participant is 100% vested in his or her own contributions. A participant becomes 100% vested in the retirement savings plan contributions after five continuous years of service. In the event of a change in control, as defined under the plan, participants will be 100% vested in their retirement savings plan contributions, and we will establish a rabbi trust to which we will contribute sufficient assets to fully fund all accounts under the plan. The assets in the rabbi trust still remain subject to the claims of our unsecured creditors. The contributions accrue interest at a rate of 8% per year, which may be adjusted periodically by the committee of management that administers the plan. Loans are not available under this plan. If the participant ceases to be actively employed, retires or becomes disabled, the participant will receive the value of his or her account within 60 days of the end of the quarter in which he or she became eligible for the distribution unless the participant is a Specified Participant under Internal Revenue Code Section 409A, in which case distributions are delayed for six months following the end of the quarter in which the participant becomes eligible for the distribution. A distribution from the plan is taxed as ordinary income and is not eligible for any special tax treatment. The plan is designed and administered to adhere to the new Internal Revenue Code Section 409A regulations.

Perquisites

With limited exceptions, the compensation committee’s policy is to provide benefits and perquisites to the chief executive officer and the executive vice presidents that are substantially the same as those offered to our other employees at or above the level of vice president. The benefits and perquisites that may be available in addition to those available to our other employees include life insurance premiums, long term disability, basic financial and tax planning services and company contributions to the Executive Deferred Compensation Plan.

Change in Control Agreements

We generally do not enter into employment agreements with our employees. However, as part of some of our acquisitions, we have entered into agreements with selected key individuals to ensure the success of the integration of the acquisition and long term business strategies. We have also entered into an indemnification and change of control agreement with our chief executive officer and each of our executive vice presidents.

We believe that because an executive may be vulnerable to dismissal without regard to quality of service in connection with a change in control event, it is in our best interest to ensure fair treatment of an executive and to reduce distractions and other adverse effects upon such executive’s performance in connection with a change in control event, as defined in the change of control agreement. Payouts under the change of control agreement are triggered upon a qualifying termination, defined in the change of control agreement as (1) termination by the executive for good reason within two years of a change in control event or (2) termination of the executive without cause by the company within two years of a change in control event. With regard to the chief executive officer, termination for good reason or termination without cause must occur within three years of a change in control event. A termination of the executive’s employment due to disability, retirement or death shall not constitute a qualifying termination.

Upon a qualifying termination, the executive shall be paid all earned and accrued salary due and owing to the executive, a pro rata portion of the executive’s target bonus, any benefits due under benefit plans, and a severance amount. For the chief executive officer, the severance amount is equal to three times the sum of the executive’s base salary and cash incentive compensation, and for the executive vice presidents, the severance amount is equal to two times the sum of the executive’s base salary and cash incentive compensation. Any severance amounts to which the executive is entitled shall be paid in a lump sum within thirty days of execution by the executive of a general release.

After a qualifying termination, we will provide the executive and his dependents the equivalent medical, dental and hospitalization coverages and benefits and financial planning services as provided to the executive immediately prior to the change in control event. For the chief executive officer, such coverage and benefits will continue for a period of thirty-six months following a qualifying termination, and for the executive vice presidents, for a period of twenty-four months following a qualifying termination. All equity grants made to the executive that remain outstanding as of a qualifying termination shall be subject to the terms and conditions set forth in any governing plan or award documents applicable to such equity grants. The change of control agreement further provides for a gross up payment if any payment or distribution to the executive pursuant to the change of control agreement is subject to excise tax imposed by Section 4999 of the Internal Revenue Code. The change of control agreement provides a mechanism to resolve disputes, does not constitute a contract of employment, and automatically renews every three years unless the company provides ninety days advance written notice.

Compensation Decisions — 2005

For the 2005 performance year, our consolidated EBITDA results were 105% of target and consolidated revenue results were 106% of target. In accordance with the predetermined formula for the calculation of performance-based cash incentive compensation payouts for the 2005 performance year, achievement of 105% of the consolidated EBITDA target equates to a 125% payout, and achievement of 106% of the consolidated revenue target equates to a 130% payout for the related portions of the performance-based cash incentive compensation. The performance-based cash incentive compensation payments under the Executive Annual Incentive Plan in respect of the fiscal year 2005 were paid in February and March, 2006.

On February 3, 2005, we granted stock options and issued time-based restricted stock and performance-based restricted stock awards at $41.32 per share under the 2003 Long Term Incentive Plan to certain executives, including the chief executive officer. The lapsing of the restrictions on 1/3 of the time-based restricted stock awards occurred on February 3, 2006, and the lapsing of the restrictions on the performance-based restricted stock awards to the chief executive officer and the executive vice presidents occurred on March 31, 2006, based on our having achieved cash EPS growth that ranked in the 77th percentile of S&P 500 companies, and approval from the compensation committee and, with respect to the chief executive officer, the board of directors.

On February 13, 2006, we granted stock options and issued time-based restricted stock units and performance-based restricted stock units at $43.01 per share under the 2005 Long Term Incentive Plan to certain executives, including the chief executive officer. The lapsing of the restrictions on the time-based restricted stock units will occur over three years. The lapsing of the restrictions on the performance-based restricted stock units will occur in 2007, based on our having achieved certain pre-determined financial targets as described above, and approval from the compensation committee and, with respect to the chief executive officer, the board of directors.

Compensation of the Chief Executive Officer

For the year ended December 31, 2005, the compensation committee set Mr. Park’s base salary at $800,000, near the 60th percentile for chief executive officers of comparable companies, and base salary plus the target performance-based cash incentive compensation bonus near the 75th percentile for chief executive officers of comparable companies. Mr. Parks received a 2005 performance-based cash incentive compensation bonus of $1,274,368 in February 2006, consistent with our Executive Annual Incentive Plan. Other 2005 compensation paid to Mr. Parks totaled $207,617, consisting of employer contributions to the 401(k) plan and Executive Deferred Compensation Plan, life insurance and long term disability premiums, and financial/tax counseling. In determining appropriate compensation levels, during the course of 2005 the compensation committee reviewed all forms of Mr. Parks’ compensation and balances in equity, retirement and non-qualified deferred compensation plans, including base salary, cash bonus, long term incentive awards, realized stock option gains, the company’s contributions to the 401(k) plan and Executive Deferred Compensation Plan, life insurance and long term disability premiums, financial/tax counseling, and the value of perquisites received for fiscal 2005.

Additionally, the compensation committee engaged an outside consulting firm to furnish competitive market data. When reviewing competitive market data, the compensation committee looks at companies similar in size, companies with similar financial performance, and companies in our peer group. Using this market data as a guideline, the compensation committee adjusted the base salary and target incentives for Mr. Parks. Based on all applicable factors and known information, the compensation committee has determined that the total 2005 compensation paid to the chief executive officer was reasonable and not excessive. In addition, the compensation committee used similar market data as a guideline to adjust the base salaries and target incentives for the executive vice presidents based on their individual performance, level of responsibility, expectation for future contributions in leading the company, and overall corporate performance.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. The compensation committee has considered these requirements and believes that the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan, the 2003 Long Term Incentive Plan, the 2005 Long Term Incentive Plan, the Executive Annual Incentive Plan and other current and proposed bonus arrangements for senior officers generally meet the requirement that they be “performance-based” and, therefore, would generally be exempt from the limitations on deductibility. Our present intention is to comply with Section 162(m) unless the compensation committee feels that compliance in a particular instance would not be in the best interest of us or our stockholders.

Director Compensation

Members of our board of directors who are also officers or employees of our company do not receive compensation for their services as directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred while serving on the board of directors and any committee of the board of directors. Non-employee director compensation includes:

•	an annual cash retainer of $30,000;

•	a cash fee per board of directors meeting of $1,500;

•	a cash fee per committee meeting of $1,000;

•	a cash fee per meeting for committee chairs of $1,500; and

•	an annual equity grant valued at $80,000, delivered 70% in nonqualified stock options and 30% in stock (the options are valued using the Black-Scholes or Binomial valuation method).

The annual cash retainers and equity grants are paid at the beginning of the director’s service year, and prior year meeting fees will be paid at the end of the service year. Non-employee directors may not transfer the stock until one year after their service on the board terminates. Based on certain assumptions regarding the expected number of meetings, we target a 35% cash and 65% equity mix for non-employee director compensation, with total non-employee director compensation between the 50th and 75th percentile of comparable public companies. We feel this approach to non-employee director compensation is appropriate because (1) we are a public company, (2) there is an increased focus on corporate governance and could be a corresponding drain to the available talent pool for directors, (3) the market has increased the focus on cash versus equity compensation generally, and (4) we want to align our non-employee director compensation plan with our executive compensation plans. We have entered into an indemnification agreement with each of our directors. We intend to offer our directors the option to defer up to 100% of their cash compensation under our Executive Deferred Compensation Plan beginning in 2006.

This report has been furnished by the current members of the compensation committee.

Robert A. Minicucci, Chair
Lawrence M. Benveniste
E. Linn Draper, Jr.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in cumulative total stockholder return on our common stock since June 8, 2001, when our common stock became publicly traded, with the cumulative total return over the same period of (1) the S&P 500 Index and (2) a peer group selected by us. The companies in the peer group are Affiliated Computer Services, Inc., The BISYS Group, Inc., Certegy, Inc., Convergys Corporation, DST Systems, Inc., First Data Corporation, Fiserv, Inc., Global Payments Inc., Jack Henry and Associates, Inc., and Total System Services, Inc. Subsequent to a merger in 2006, Certegy, Inc. changed its name to Fidelity National Information Services, Inc.

Pursuant to rules of the SEC, the comparison assumes $100 was invested on June 8, 2001 in our common stock and in each of the indices and assumes reinvestment of dividends, if any. Also pursuant to SEC rules, the returns of each of the companies in the peer group are weighted according to the respective company’s stock market capitalization at the beginning of each period for which a return is indicated. Historical stock prices are not indicative of future stock price performance.

COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN
AMONG ALLIANCE DATA SYSTEMS CORPORATION,
THE S&P 500 INDEX AND A PEER GROUP

	Alliance	S&P 500	Peer Group

June 8, 2001	100.00	100.00	100.00
December 31, 2001	159.58	92.14	107.51
December 31, 2002	147.67	71.78	84.31
December 31, 2003	230.67	92.37	103.04
December 31, 2004	395.67	102.42	106.44
December 31, 2005	296.67	107.45	110.45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 13, 2006: (1) by each director and nominee for director; (2) by each of the executive officers included in the summary compensation table set forth under the caption “Executive Compensation”; (3) by all of our directors and executive officers as a group; and (4) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

	Shares	Percent of Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned(1)	Owned(1)

J. Michael Parks(2)	843,045	1.0%
Ivan M. Szeftel(3)	250,793	*
John W. Scullion(4)	241,229	*
Edward J. Heffernan(5)	119,090	*
Dwayne H. Tucker(6)	131,974	*
Bruce K. Anderson(7)	757,115	*
Roger H. Ballou(8)	14,930	*
Lawrence M. Benveniste, Ph.D.(9)	4,238	*
D. Keith Cobb(10)	5,038	*
E. Linn Draper, Jr., Ph.D.(11)	3,109	*
Kenneth R. Jensen(12)	63,537	*
Robert A. Minicucci(13)	186,854	*
All directors and executive officers as a group (17 individuals)(14)	2,928,582	3.6%
Welsh, Carson, Anderson & Stowe(15)	14,051,893	17.4%
320 Park Avenue, Suite 2500 New York, New York 10022-6815
TimesSquare Capital Management, LLC(16)	4,638,662	5.7%
Four Times Square, 25th Floor New York, New York 10036
Waddell & Reed Financial, Inc.(17)	4,165,900	5.2%
6300 Lamar Avenue Overland Park, Kansas 66202

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the SEC’s rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are currently exercisable, or exercisable within 60 days of April 13, 2006, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based upon 80,775,547 shares of common stock outstanding as of April 13, 2006.

(2)	Includes options to purchase 705,068 shares of common stock which are exercisable within 60 days of April 13, 2006.

(3)	Includes options to purchase 179,851 shares of common stock which are exercisable within 60 days of April 13, 2006.

(4)	Includes options to purchase 216,335 shares of common stock which are exercisable within 60 days of April 13, 2006.

(5)	Includes options to purchase 76,646 shares of common stock which are exercisable within 60 days of April 13, 2006.

(6)	Includes options to purchase 72,883 shares of common stock which are exercisable within 60 days of April 13, 2006.

(7)	Includes options to purchase 53,102 shares of common stock which are exercisable within 60 days of April 13, 2006. Mr. Anderson is a partner of Welsh, Carson, Anderson & Stowe and certain of its affiliates and may be deemed to be the beneficial owner of the common stock beneficially owned by Welsh Carson and described in note 15 below.

(8)	Includes options to purchase 11,102 shares of common stock, which are exercisable within 60 days of April 13, 2006.

(9)	Includes options to purchase 3,001 shares of common stock, which are exercisable within 60 days of April 13, 2006.

(10)	Includes options to purchase 3,001 shares of common stock, which are exercisable within 60 days of April 13, 2006.

(11)	Includes options to purchase 2,316 shares of common stock, which are exercisable within 60 days of April 13, 2006.

(12)	Includes options to purchase 51,209 shares of common stock, which are exercisable within 60 days of April 13, 2006.

(13)	Includes options to purchase 55,479 shares of common stock which are exercisable within 60 days of April 13, 2006. Mr. Minicucci is a partner of Welsh, Carson, Anderson & Stowe and certain of its affiliates and may be deemed to be the beneficial owner of the common stock beneficially owned by Welsh Carson and described in note 15 below.

(14)	Includes options to purchase an aggregate of 1,640,022 shares of common stock which are exercisable within 60 days of April 13, 2006 held by Messrs. Parks, Szeftel, Scullion, Heffernan, Tucker, Utay, Finkelman, Taylor, Carter, Kubic, Anderson, Ballou, Benveniste, Cobb, Draper, Jensen and Minicucci.

(15)	Includes 12,160,349 shares of common stock held by Welsh, Carson, Anderson & Stowe VIII, L.P., 314,667 shares of common stock held by Patrick J. Welsh, 11,111 shares of common stock held by Carol Ann Welsh FBO Eric Welsh U/A dtd 11/26/84, 11,111 shares of common stock held by Carol Ann Welsh FBO Randall Welsh U/A dtd 11/26/84, 11,111 shares of common stock held by Carol Ann Welsh FBO Jennifer Welsh U/A dtd 11/26/84, 249,036 shares of common stock held by Russell L. Carson, 757,115 shares of common stock held by Bruce K. Anderson, 192,189 shares of common stock held by Thomas E. McInerney, 50,525 shares of common stock held by McInerney/Gabrielle Family Limited Partnership, 186,854 shares of common stock held by Robert A. Minicucci, 82,969 shares of common stock held by Anthony J. de Nicola, 21,912 shares of common stock held by Paul B. Queally, 2,259 shares of common stock held by D. Scott Mackesy, 326 shares of common stock held by John D. Clark, and 359 shares of common stock held by WCAS Management Corp. The individual general partners or managing members of the sole general partners of the above listed Welsh Carson limited partnership include some or all of Bruce K. Anderson, Anthony J. de Nicola, Robert A. Minicucci, Patrick J. Welsh, Russell L. Carson, Thomas E. McInerney, Paul B. Queally, Jonathan M. Rather, John D. Clark, James R. Matthews, Sanjay Swani, D. Scott Mackesy and WCAS Management Corp. Each of the persons or entities listed in this note may be deemed to be the beneficial owner of the common stock owned by the limited partnerships of whose general partner such person or entity is a general partner.

(16)	Based on a Schedule 13G filed with the SEC on February 10, 2006, TimesSquare Capital Management, LLC beneficially owns 4,638,662 shares of common stock, 3,902,962 of which it has sole voting power and 4,638,662 of which it has sole dispositive power.

(17)	Based on a Schedule 13G filed with the SEC on February 1, 2006, an aggregate of 4,165,900 shares of common stock may be deemed beneficially owned indirectly by Waddell & Reed Financial, Inc. (“WDR”) through its subsidiaries, Waddell & Reed Investment Management Company (“WRIMCO”), Ivy Investment Management Company (“IICO”), Waddell & Reed Financial Services, Inc. (“WRFSI”), and Waddell & Reed, Inc. (“WRI”). WRIMCO may be deemed the direct beneficial owner of 3,783,150 shares of common stock, of which it has sole voting and dispositive power as to all such shares. IICO may be deemed the direct beneficial owner of 382,750 shares of common stock, of which it has sole voting and dispositive power as to all such shares. WRFSI and WRI may each be deemed to indirectly beneficially own 3,783,150 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Welsh, Carson, Anderson & Stowe

Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Management Corp. and various individuals who are limited partners of the Welsh Carson limited partnerships beneficially owned approximately 17.4% of our outstanding common stock as of April 13, 2006. The individual partners of the Welsh Carson limited partnerships include Bruce K. Anderson and Robert A. Minicucci, each of whom is currently a member of our board of directors.

Stockholders Agreement

Under a stockholders agreement, entered into in June 2001 in connection with our initial public offering, and amended on April 9, 2003, the Welsh Carson affiliates have two demand registration rights, as well as “piggyback” registration rights. The demand rights enable the Welsh Carson affiliates to require us to register the shares of our common stock that they own with the SEC at any time. The piggyback rights allow the Welsh Carson affiliates to register the shares of our common stock that they own along with any shares that we register with the SEC. These registration rights are subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares.

PROPOSAL TWO: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During fiscal year 2005, Deloitte & Touche LLP served as the independent registered public accounting firm for the company and also provided certain tax and other audit-related services. See “Fees and Services” below. A representative of Deloitte & Touche LLP is expected to be present at the 2006 annual meeting and will have an opportunity to make a statement if so desired and to answer appropriate questions from the stockholders.

In connection with the audit of the 2005 financial statements, we entered into an engagement letter with Deloitte & Touche LLP which set forth the terms by which Deloitte & Touche LLP performed audit services for us. That engagement letter is subject to a limitation on our right to assign or transfer a claim without the prior written consent of Deloitte & Touche LLP. The audit committee does not believe that such provisions limit the ability of stockholders to seek redress from Deloitte & Touche LLP.

Required Vote and Recommendation

If a quorum is present and a majority of the shares represented, in person or by proxy, and entitled to vote are in favor of Proposal Two, the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2006 will be ratified. Votes marked “For” Proposal Two will be counted in favor of ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2006. An “Abstention” with respect to Proposal Two will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “Abstention” will have the effect of a vote “Against” Proposal Two. Except as otherwise directed and except for those proxies representing shares held in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan for which no voting preference is indicated, proxies solicited by the board of directors will be voted to approve the selection by the audit committee of Deloitte & Touche LLP as the independent registered public accounting firm of the company for the fiscal year ending December 31, 2006.

Stockholder ratification of the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the audit committee will reconsider whether it is appropriate to select a different independent registered public accounting firm. In such event, the audit committee may retain Deloitte & Touche LLP, notwithstanding the fact that the stockholders did not ratify the selection, or may select another independent registered public accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the audit committee reserves the right in its discretion to select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

Fees and Services

The billed fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, during 2004 and 2005 were as follows:

	2004	2005

Audit Fees(1)	$2,083,607	$2,514,756
Audit-Related Fees(2)	647,356	1,030,140
Tax Fees(3)	430,371	645,529
Other Fees(4)	63,500	130,090

Total Fees	$3,224,834	$4,320,785

(1)	Consists of fees for the audits of our financial statements for the years ended December 31, 2004 and 2005, reviews of our interim quarterly financial statements, and evaluation of our compliance with Section 404 of the Sarbanes-Oxley Act.

(2)	Consists of fees for service auditors reports (SAS 70), accounting consultations, credit card receivables master trust securitizations, review and support for securities issuances as well as acquisition assistance.

(3)	Tax consultation and advice and tax return preparation.

(4)	Other fees include due diligence and securitization related assistance.

Our audit committee has resolved to pre-approve all audit and permissible non-audit services to be performed for us by our independent accountant, Deloitte & Touche LLP. The audit committee pre-approved all fees noted above for 2005. Non-audit services that have received pre-approval include tax preparation, tax consultation and advice, assistance with our securitization program, review and support for securities issuances, SAS 70 reporting and acquisition assistance. The audit committee has considered whether the provision of the above services is compatible with maintaining the independent accountant’s independence. The members of our audit committee believe that the payment of the fees set forth above would not prohibit Deloitte & Touche LLP from maintaining its independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2006.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC and the New York Stock Exchange. Our directors, executive officers, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies furnished to us and representations from our directors and executive officers, we believe that all Section 16(a) filing requirements for the year ended December 31, 2005 applicable to our directors, executive officers, and greater than 10% beneficial owners were satisfied. Based on written representations from our directors and executive officers, we believe that no Forms 5 for directors, executive officers and greater than 10% beneficial owners were required to be filed with the SEC that have not been filed for the period ended December 31, 2005.

INCORPORATION BY REFERENCE

With respect to any filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee” and “Performance Graph” shall not be incorporated into such filings.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

If you and other residents at your mailing address own shares of common stock in “street name,” your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented and will send one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy upon written or oral request. Requests should be directed to Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252.

OTHER MATTERS

The board of directors knows of no matters that are likely to be presented for action at the annual meeting other than the re-election of directors and the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2006, as previously described. If any other matter properly comes before the annual meeting for action, it is intended that the persons named in the accompanying proxy and acting hereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

By order of the Board of Directors

J. Michael Parks
Chairman of the Board of Directors, President and
Chief Executive Officer

April 28, 2006
Dallas, Texas

EXHIBIT A

ALLIANCE DATA SYSTEMS CORPORATION

AUDIT COMMITTEE CHARTER
Revised as of December 9, 2005

Function

The Audit Committee is a committee of the Board of Directors (the “Board”) of Alliance Data Systems Corporation (the “Company”). Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the external auditor’s qualifications and independence; and (4) the performance of the Company’s internal audit department and the external auditor.

Responsibilities

General

In meeting its responsibilities, the Audit Committee shall:

•	Have the power to conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Audit Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors.

•	Appoint, compensate and oversee the work of the external auditor. The external auditor shall report directly to the Audit Committee. The Audit Committee has the sole authority and responsibility to select, evaluate and, where appropriate, replace the external auditor (or to nominate the external auditor to be proposed for stockholder ratification in any proxy statement).

•	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the external auditor.

•	Resolve disagreements between management and the external auditor regarding financial reporting.

•	Prepare annually a report of the Audit Committee for inclusion in the Company’s annual proxy statement. The report shall include information required by the Securities and Exchange Commission (the “SEC”), including a copy of the Audit Committee charter at least every three years.

•	Discuss with the external auditor the matters required to be discussed by Statement on Auditing Standards No. 90.

•	Review reports from management, the external auditor and internal audit regarding legal and regulatory matters that may have a material impact on the financial statements, related compliance policies, and programs and reports received from regulators.

•	Discuss with management, the external auditor and internal audit the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Regularly report Audit Committee actions to the Board with such recommendations as the Audit Committee may deem appropriate.

•	Review the Audit Committee’s own performance annually.

•	Review the Audit Committee’s charter annually and update when appropriate.

•	The Audit Committee shall meet at least four times per year or more frequently as circumstances require. The Audit Committee shall meet periodically with management, the internal auditor, and the external auditor in executive sessions apart from management. The Audit Committee may request any officer or employee of the Company, or the Company’s outside legal counsel or external auditor to attend the meeting.

•	Minutes of each meeting are to be prepared and sent to Audit Committee members and the directors who are not members of the Audit Committee. If the secretary or assistant secretary of the Company has not taken the minutes, they should be sent to him or her for permanent filing.

Financial Statements and Disclosure Matters

•	Review and discuss the financial statements with management and the external auditor, including:

•	Interim financial statements

•	Annual financial statements

•	External auditor’s opinion

•	Disclosures made in management’s discussion and analysis and other sections of the report

•	Earnings press releases and earnings guidance provided to analysts and rating agencies

•	Recommend to the Board whether the audited financial statements should be included in the Annual Report on Form 10-K.

•	Review and discuss reports from the external auditor on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditor; (c) other material written communications between the external auditor and management, such as any management letter or schedule of unadjusted differences, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

•	Discuss with management and the external auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Review any disclosures made to the Audit Committee by the Company’s CEO and CFO regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the External Auditor

•	Review and evaluate the experience and qualifications of the lead partner of the external auditor.

•	Obtain and review a report from the external auditor at least annually regarding (a) the external auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the external auditor and the Company.

•	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis.

•	Make recommendations to the Board regarding the Company’s hiring of employees or former employees of the external auditor who were engaged on the Company’s account or participated in any capacity in the audit of the Company.

•	Meet with the external auditor prior to the audit to discuss the scope, approach and staffing of the audit.

•	Engage in dialogue with and obtain statements from the external auditor to assure that the external auditor remains independent and that the Audit Committee takes appropriate action when and as necessary to assure the external auditor’s independence.

•	Review the performance of the external auditor.

Oversight of the Company’s Internal Audit Function

•	Review the appointment and replacement of the senior internal audit executive.

•	Ensure there are no unjustified restrictions or limitations on internal audit.

•	Review the significant reports to management prepared by internal audit and management’s responses, including the timetable for implementation of the recommendations to correct weaknesses in internal controls.

•	Discuss with the external auditor, management and the senior internal audit executive the budget and staffing of internal audit responsibilities, and any recommended changes in the planned scope of internal audit.

•	Review the effectiveness of the internal audit function.

Compliance Oversight Responsibilities

•	Obtain from the external auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 (regarding discovery of illegal acts) has not been implicated.

•	Obtain reports from management, the Company’s senior internal audit executive and the external auditor with respect to applicable legal requirements and the Company’s code of business conduct and ethics.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the external auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Membership

The membership of the Audit Committee shall consist of at least three independent members of the Board who shall serve at the pleasure of the Board, as such independence is defined by the New York Stock Exchange listing requirements, the Sarbanes-Oxley Act of 2002, and rules and regulations of the SEC. Each member of the Audit Committee must be financially astute, and, unless otherwise disclosed in compliance with applicable rules, at least one member shall be a financial expert as defined by the SEC. Audit Committee members shall be designated by the Board. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the external auditor. Nor is it the duty of the Audit Committee to assure compliance with laws and regulations.

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Audit Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules, and the Audit Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

EXHIBIT B

ALLIANCE DATA SYSTEMS CORPORATION

COMPENSATION COMMITTEE CHARTER
Revised as of December 9, 2005

Function

The Compensation Committee is a Committee of the Board of Directors (the “Board”) of Alliance Data Systems Corporation (the “Company”). Its primary function is to oversee matters relating to executive compensation and benefit plans of the Company.

Responsibilities

In meeting its responsibilities, the Compensation Committee shall:

•	Recommend for approval matters to be decided by the Board.

•	Approve the report of the Compensation Committee to stockholders and annual proxy disclosure.

•	Approve the basis for compensation and compensation policies applicable to members of the Company’s Executive management.

•	Review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer (“CEO”), evaluate the CEO’s performance in light of such goals, and recommend to the Board for approval the CEO’s compensation level based on such evaluation.

•	Review and approve the Company’s compensation philosophy, programs and plans for associates.

•	Approve grants and vesting of restricted stock to associates other than Section 16 officers.

•	Approve technical amendments to the Company’s Stock Option Plan.

•	Review and approve the Company’s succession plan for key associates.

•	Carry out all responsibilities of the Compensation Committee as described under the Company’s 401(k) Plan and Retirement Savings Plan, as amended (“401(k) Plan”), and all other compensation, benefit, health and welfare plans now in effect and as later amended (collectively referred to as the “Other Plans”), including the delegation of authority to one or more sub-committees as the Compensation Committee deems appropriate, such sub-committees to include the Investment and Benefits Administration Committees provided for under the terms of the 401(k) Plan and such other sub-committees as may be provided for under the 401(k) Plan or under the Other Plans or such other sub-committees as the Compensation Committee deems appropriate.

•	Report Compensation Committee actions to the Board with such recommendations as the Compensation Committee may deem appropriate.

•	Review the Compensation Committee’s charter annually and update when appropriate.

•	Evaluate the performance of the Compensation Committee at least annually.

•	Meet at least once a year or more frequently as circumstances require. The Compensation Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

•	Retain consultants as necessary to advise it with respect to the Company’s salary and incentive compensation benefits.

B-1

•	Minutes of each meeting are to be prepared and sent to Compensation Committee members and the Company’s directors who are not members of the Compensation Committee. If the secretary or assistant secretary of the Company has not taken the minutes, they should be sent to him or her for permanent filing.

Membership

The membership of the Compensation Committee shall consist of at least two non-employee members of the Board who shall serve at the pleasure of the Board.

The duties and responsibilities of a member of the Compensation Committee are in addition to those duties set out for a member of the Board.

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Compensation Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules, and the Compensation Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

B-2

EXHIBIT C

ALLIANCE DATA SYSTEMS CORPORATION

NOMINATING & CORPORATE GOVERNANCE COMMITTEE CHARTER
Revised as of December 9, 2005

Function

The Nominating & Corporate Governance Committee (the “Governance Committee”) is a committee of the Board of Directors (the “Board”) of Alliance Data Systems Corporation (the “Company”). Its primary functions are to (1) assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next annual meeting of stockholders; (2) recommend to the Board the director nominees for each committee; (3) develop and recommend to the Board a set of corporate governance principles applicable to the Company and to reevaluate these principles on an annual basis; and (4) lead the Board in its annual review of the Board’s performance and the Corporate Governance Guidelines. The Board may revise the Corporate Governance Guidelines when it is deemed to be in the best interests of the Company and its stockholders to do so.

Responsibilities

In meeting its responsibilities, the Governance Committee shall be empowered to:

Board Candidates and Nominees

•	Propose to the Board a slate of nominees for election by the stockholders at the annual meeting of stockholders, as well as prospective director candidates in the event of the resignation, death or retirement of directors or a change in Board composition requirements.

•	Develop criteria for the selection of directors, including procedures for reviewing potential nominees proposed by stockholders.

•	Review with the Board the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board.

•	Conduct candidate searches, interview prospective candidates and arrange programs to introduce the candidates to the Company, its management and operations, and confirm the appropriate level of interest of such candidates. Conduct appropriate inquiries into the background and qualifications of potential nominees.

•	Retain and terminate any search firm to be used to identify director candidates, including the authority to negotiate and approve the fees and retention terms of such search firm.

•	Recommend to the Board, with the input of the Chief Executive Officer, qualified candidates for the Board who bring the background, knowledge, experience, skill sets and expertise that would strengthen and increase the diversity of the Board.

•	Review the suitability for continued service as a director of each Board member at least every three years, or when he or she has a significant change in status, such as an employment change, and recommend whether or not such director should be re-nominated.

•	Work with senior management to provide an orientation and continuing education program for directors.

Board and Committees

•	Review and monitor the size and composition of the Board and its committees to ensure that the requisite number of directors are “independent directors” within the meaning of any rules and laws applicable to the Company.

•	Establish and review policies pertaining to the roles, responsibilities, tenure and removal of directors.

•	Review and consider possible conflicts of interests that may arise between the Company and any director.

•	Review and consider the compensation and benefits of directors who are not employees of the Company and recommend to the Compensation Committee any changes that the Committee deems appropriate.

•	Review periodically, with the participation of the Chief Executive Officer, all Board committees and recommend to the Board changes, as appropriate, in the number, responsibilities, membership and chairs of the committees.

•	Recommend that the Board establish such special committees as may be necessary or appropriate to address ethical, legal or other matters that may arise.

Corporate Governance

•	Review at least annually the Company’s Corporate Governance Guidelines to ensure that they reflect best practices and are appropriate for the Company.

•	Form and delegate authority to subcommittees where appropriate.

•	Review at least annually the performance of the Governance Committee.

•	Periodically review and recommend changes to the Company’s bylaws as they relate to corporate governance issues.

•	Periodically review the effectiveness of the Audit Committee with respect to its Compliance Oversight Responsibilities, including with regard to auditor independence, compliance with the Company’s code of business conduct and ethics, the handling of anonymous complaints regarding accounting matters and related items.

•	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Governance Committee may conduct or authorize investigations into or studies of matters within the Governance Committee’s scope of responsibilities as described above, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Governance Committee in any such investigations or studies.

Minutes of each meeting are to be prepared and sent to Governance Committee members and the Company’s directors who are not members of the Governance Committee. If the secretary or assistant secretary of the Company has not taken the minutes, they should be sent to him or her for permanent filing.

Membership

The Governance Committee shall consist of at least two members of the Board who shall serve at the pleasure of the Board. Each member of the Governance Committee shall meet the independence requirements of the New York Stock Exchange. No person may be made a member of the Governance Committee if his or her service on the Governance Committee would violate any restriction on service imposed by any rule or regulation of the Securities and Exchange Commission or the New York Stock Exchange.

The duties and responsibilities of a member of the Governance Committee are in addition to those duties set out for a member of the Board.

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Governance Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules, and the Governance Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

EXHIBIT D

ALLIANCE DATA SYSTEMS CORPORATION

BOARD EXECUTIVE COMMITTEE CHARTER
Revised as of December 9, 2005

Function

The Board Executive Committee is a Committee of the Board of Directors (the “Board”) of Alliance Data Systems Corporation (the “Company”). Its primary function is to assist the Board in fulfilling its oversight responsibilities. The Board Executive Committee, during intervals between meetings of the Board, may exercise the power and authority of the Board in the management of the business and the affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it, except with regard to a limited number of matters, which include amending the Certificate of Incorporation or bylaws of the Company, declaring a dividend or authorizing the issuance of capital stock of the Company, adopting an agreement of merger or consolidation on behalf of the Company, and recommending to the stockholders of the Company a sale of substantially all of the assets of the Company or the dissolution of the Company. All actions of the Board Executive Committee shall be submitted for review and ratification by the full Board.

Responsibilities

In meeting its responsibilities, the Board Executive Committee shall:

•	Approve any acquisition of the Company where the total consideration paid for the acquisition is greater than $5 million but does not exceed $10 million, with the Company’s Chief Executive Officer having the authority to approve such transactions where the total consideration does not exceed $5 million; provided that prior notice of any such acquisition shall be provided to the Board. Approve the details of any acquisition in excess of $10 million if the Board has approved the strategy, concept and price range for the acquisition, so long as the cost of the acquisition remains within twenty percent of the range approved by the Board.

•	Approve any divestiture of the Company where the total consideration received for the divestiture is greater than $5 million but does not exceed $10 million, with the Company’s Chief Executive Officer having the authority to approve such transactions where the total consideration does not exceed $5 million. Approve the details of any divestiture in excess of $10 million if the Board has approved the strategy, concept and price range for the divestiture, so long as the cost of the divestiture remains within twenty percent of the range approved by the Board.

•	Approve any capital expenditure not within the Annual Operating Plan where the aggregate cost of the expenditure is greater than $5 million but does not exceed $10 million, with the Company’s Chief Executive Officer having the authority to approve such expenditure where the total cost does not exceed $5 million. Approve the details of any capital expenditure in excess of $10 million if the Board has approved the strategy, concept and price range for the capital expenditure, so long as the cost of the capital expenditure remains within twenty percent of the range approved by the Board.

•	Approve new lease commitments not within the Annual Operating Plan of the Company where the total amount to be paid under the commitment is greater than $5 million but does not exceed $10 million, with the Company’s Chief Executive Officer having the authority to approve such commitments where the total amount to be paid does not exceed $5 million. Approve the details of any lease commitment in excess of $10 million if the Board has approved the strategy, concept and price range for the lease commitment, so long as the cost of the lease commitment remains within twenty percent of the range approved by the Board.

D-1

•	Have the authority to designate any required officers of the Company to act on behalf of the Company in these transactions.

•	Approve any required resolutions to conclude the above transactions as if approved by the Board.

•	Have the authority to take action on those items that the Board may later designate.

•	Report Board Executive Committee actions to the Board with such recommendations as the Board Executive Committee may deem appropriate.

•	Review the Board Executive Committee’s charter annually and update when appropriate.

•	Meet as frequently as circumstances dictate. The Board Executive Committee may ask members of management or others to attend the meeting or provide pertinent information as necessary.

•	Minutes of each meeting are to be prepared and sent to the Board Executive Committee members and the Company’s directors who are not members of the Board Executive Committee. If the secretary or assistant secretary of the Company has not taken the minutes, they should be sent to him or her for permanent filing.

Membership

The membership of the Board Executive Committee shall consist of at least four members of the Board who shall serve at the pleasure of the Board.

The duties and responsibilities of a member of the Board Executive Committee are in addition to those duties set out for a member of the Board.

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Board Executive Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules, and the Board Executive Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

D-2

☐	Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 — Robert A. Minicucci	☐	☐

	For	Withhold
02 — J. Michael Parks	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposal.

2.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Alliance Data Systems Corporation for 2006.	For ☐	Against ☐	Abstain ☐

IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME
BEFORE THE MEETING. MANAGEMENT PRESENTLY IS NOT AWARE OF ANY SUCH MATTERS TO BE PRESENTED FOR ACTION.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as your name(s) appear(s) on the proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should indicate title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — ALLIANCE DATA SYSTEMS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
This Proxy is solicited by the Board of Directors of Alliance Data Systems Corporation
for use at the Annual Meeting on June 6, 2006
By signing this proxy, you revoke all prior proxies and appoint Edward J. Heffernan and Michael D. Kubic, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of Alliance Data Systems Corporation you held in your account on April 13, 2006 at the Annual Meeting of Stockholders of Alliance Data Systems Corporation, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. If no direction is given, this proxy will be voted for the election of the directors indicated and for the approval of Proposal Two. In their discretion, Mr. Heffernan and Mr. Kubic are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.
See reverse for voting instructions.

Internet and Telephone Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on June 5, 2006.
THANK YOU FOR VOTING

☐	Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 — Robert A. Minicucci	☐	☐

	For	Withhold
02 — J. Michael Parks	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Alliance Data Systems Corporation for 2006.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME
BEFORE THE MEETING. MANAGEMENT PRESENTLY IS NOT AWARE OF ANY SUCH MATTERS TO BE PRESENTED FOR ACTION.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as your name(s) appear(s) on the proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should indicate title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — ALLIANCE DATA SYSTEMS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
This proxy is solicited by the Board of Directors of Alliance Data Systems
Corporation for use at the Annual Meeting on June 6, 2006
By signing this proxy, you revoke all prior proxies and appoint The 401(k) Company, having the full power to appoint its substitute, to represent and to vote all the shares of Common Stock of Alliance Data Systems Corporation you held in your ADS Stock Fund account on April 13, 2006 at the Annual Meeting of Stockholders of Alliance Data Systems Corporation, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. The 401(k) Company will only vote shares as directed and will not vote those for which no direction is received. All voting instructions must be received by the close of business on June 2, 2006 in order to be included in the tabulation.

On the reverse side of this proxy card are instructions for voting on the matters that will be considered at the Annual Meeting of Stockholders to be held on June 6, 2006. Additional information about Alliance Data Systems Corporation and the matters to be voted on are included in our Proxy Statement and 2005 Annual Report.
PROXY VOTING CARD IN CONNECTION WITH THE ADS STOCK FUND IN THE ALLIANCE DATA SYSTEMS CORPORATION 401(k) AND RETIREMENT SAVINGS PLAN
Shown on the reverse side of this proxy card are the number of shares of Common Stock of Alliance Data Systems Corporation, if any, beneficially held by you in the ADS Stock Fund portion of your 401(k) and Retirement Savings Plan as of April 13, 2006. The number of shares held in the ADS Stock Fund were provided by The 401(k) Company.
By completing and mailing this card in time for delivery before June 2, 2006, you will have voted all of your shares held in the ADS Stock Fund. If you own shares of Common Stock of Alliance Data Systems Corporation outside of this plan, you will receive separate proxy materials that you should complete and return in the envelope provided with those materials.
Voting Authorization for ADS Stock Fund — I hereby appoint The 401(k) Company, as proxy, with the power to appoint its substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Alliance Data Systems Corporation beneficially held by me in the ADS Stock Fund on April 13, 2006, at the Annual Meeting of Stockholders of Alliance Data Systems Corporation to be held on June 6, 2006, and at any adjournment or postponement thereof, in the manner specified on the reverse side of this proxy card. With respect to the ADS Stock Fund shares, this proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is given, this proxy will not be voted.
See reverse for voting instructions.
(continued, and to be signed and dated, on the reverse side)

Internet and Telephone Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on June 2, 2006.
THANK YOU FOR VOTING